                               REORGANIZATION AGREEMENT


                                     By and Among



                         Pacific Coast Apparel Company, Inc.,


                                Jodi Kristopher, Inc.


                                    Ira Rosenberg,


                                         and


                                   Alice Rosenberg





                            Dated as of November 16, 1998

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                                  TABLE OF CONTENTS

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                                                                         PAGE
AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1. DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2. THE MERGER; CONVERSION OF SHARES; CLOSING . . . . . . . . . . . . . .   1

   2.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          (a)   Surviving Corporation. . . . . . . . . . . . . . . . . .   1
          (b)   Articles of Incorporation. . . . . . . . . . . . . . . .   2
          (c)   Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .   2
          (d)   Directors. . . . . . . . . . . . . . . . . . . . . . . .   2
          (e)   Officers . . . . . . . . . . . . . . . . . . . . . . . .   2
          (f)   Effective Time . . . . . . . . . . . . . . . . . . . . .   2
   2.2    Conversion of Shares . . . . . . . . . . . . . . . . . . . . .   2
          (a)   Automatic Conversion . . . . . . . . . . . . . . . . . .   2
          (b)   Stock Transfer Books . . . . . . . . . . . . . . . . . .   3
          (c)   Surrender of Stock Certificates and Payment for Shares .   3
   2.3    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   2.4    Adjustment Amount. . . . . . . . . . . . . . . . . . . . . . .   5
   2.5    Adjustment Procedure . . . . . . . . . . . . . . . . . . . . .   5
   2.6    Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .   6

3. REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDERS . . . . . . .   6


   3.1    Organization and Good Standing.. . . . . . . . . . . . . . . .   6
   3.2    Authority; No Conflict . . . . . . . . . . . . . . . . . . . .   7
   3.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . .   8
   3.4    Financial Statements . . . . . . . . . . . . . . . . . . . . .   8
   3.5    Books and Records. . . . . . . . . . . . . . . . . . . . . . .   9
   3.6    Title to Properties; Encumbrances. . . . . . . . . . . . . . .   9
   3.7    Condition and Sufficiency of Assets. . . . . . . . . . . . . .  10
   3.8    Environmental Compliance . . . . . . . . . . . . . . . . . . .  10
   3.9    Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .  11
   3.10   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   3.11   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . .  12
   3.12   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   3.13   No Material Adverse Change . . . . . . . . . . . . . . . . . .  12

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   3.14   Compliance with Laws . . . . . . . . . . . . . . . . . . . . .   12
   3.15   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .   13
   3.16   Absence of Certain Changes and Events. . . . . . . . . . . . .   13
   3.17   Contracts; No Defaults.. . . . . . . . . . . . . . . . . . . .   14
   3.18   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   3.19   Labor and Employment Matters . . . . . . . . . . . . . . . . .   17
   3.20   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   3.21   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .   18
   3.22   Intellectual Property. . . . . . . . . . . . . . . . . . . . .   19
   3.23   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   3.24   Relationships with Related Persons . . . . . . . . . . . . . .   20
   3.25   Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .   20
   3.26   Investment Matters . . . . . . . . . . . . . . . . . . . . . .   20
   3.27   Certain Tax Matters. . . . . . . . . . . . . . . . . . . . . .   21

4. INTENTIONALLY OMITTED.. . . . . . . . . . . . . . . . . . . . . . . .   21

5. REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . .   21

   5.1    Organization and Good Standing.. . . . . . . . . . . . . . . .   21
   5.2    Authority; No Conflict . . . . . . . . . . . . . . . . . . . .   22
   5.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . .   23
   5.4    Financial Statements . . . . . . . . . . . . . . . . . . . . .   23
   5.5    Books and Records. . . . . . . . . . . . . . . . . . . . . . .   24
   5.6    Title to Properties; Encumbrances. . . . . . . . . . . . . . .   24
   5.7    Condition and Sufficiency of Assets. . . . . . . . . . . . . .   25
   5.8    Environmental Compliance . . . . . . . . . . . . . . . . . . .   25
   5.9    Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .   26
   5.10   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   5.11   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . .   26
   5.12   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   5.13   No Material Adverse Change . . . . . . . . . . . . . . . . . .   27
   5.14   Compliance with Laws . . . . . . . . . . . . . . . . . . . . .   27
   5.15   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .   27
   5.16   Absence of Certain Changes and Events. . . . . . . . . . . . .   27
   5.17   Contracts; No Defaults.. . . . . . . . . . . . . . . . . . . .   29
   5.18   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   5.19   Labor and Employment Matters . . . . . . . . . . . . . . . . .   32
   5.20   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   5.21   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .   32
   5.22   Intellectual Property. . . . . . . . . . . . . . . . . . . . .   33

   5.23   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   5.24   Relationships with Related Persons . . . . . . . . . . . . . .   34
   5.25   Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .   34
   5.26   Investment Intent. . . . . . . . . . . . . . . . . . . . . . .   34
   5.27   Investment Company . . . . . . . . . . . . . . . . . . . . . .   34


6. COVENANTS OF THE MAJORITY SHAREHOLDERS PRIOR TO CLOSING DATE. . . . .   35

   6.1    Access and Investigation . . . . . . . . . . . . . . . . . . .   35
   6.2    Operation of the Businesses of the Acquired Companies  . . . .   35
   6.3    Negative Covenant. . . . . . . . . . . . . . . . . . . . . . .   36
   6.4    Required Approvals . . . . . . . . . . . . . . . . . . . . . .   36
   6.5    Notification . . . . . . . . . . . . . . . . . . . . . . . . .   36
   6.6    Payment of Shareholder Loan and Distributions. . . . . . . . .   36
   6.7    No Negotiation.. . . . . . . . . . . . . . . . . . . . . . . .   37
   6.8    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . .   37

7. COVENANTS OF BUYER PRIOR TO CLOSING DATE. . . . . . . . . . . . . . .   37

   7.1    Access and Investigation . . . . . . . . . . . . . . . . . . .   37
   7.2    Operation of the Businesses of the Acquired Companies  . . . .   37
   7.3    Negative Covenant. . . . . . . . . . . . . . . . . . . . . . .   38
   7.4    Required Approvals . . . . . . . . . . . . . . . . . . . . . .   38
   7.5    Notification . . . . . . . . . . . . . . . . . . . . . . . . .   38
   7.6    No Negotiation . . . . . . . . . . . . . . . . . . . . . . . .   39
   7.7    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . .   39

8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE . . . . . . . . .   39

   8.1    Accuracy of Representations. . . . . . . . . . . . . . . . . .   39
   8.2    Majority Shareholders' Performance . . . . . . . . . . . . . .   40
   8.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
   8.4    Additional Documents . . . . . . . . . . . . . . . . . . . . .   40
   8.5    No Proceedings . . . . . . . . . . . . . . . . . . . . . . . .   40
   8.6    Shareholders' Approval.  . . . . . . . . . . . . . . . . . . .   41
   8.7    Financing. . . . . . . . . . . . . . . . . . . . . . . . . . .   41
   8.8    Personal Guarantees. . . . . . . . . . . . . . . . . . . . . .   41
   8.9    Approval by Shareholders . . . . . . . . . . . . . . . . . . .   41
   8.10   Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . .   41

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   8.12   Shareholder's Release. . . . . . . . . . . . . . . . . . . . .   41
   8.13   Jan Smith Representations and Warranties . . . . . . . . . . .   41

9. CONDITIONS PRECEDENT TO THE MAJORITY SHAREHOLDERS'
   OBLIGATION TO CLOSE.  . . . . . . . . . . . . . . . . . . . . . . . .   41

   9.1    Accuracy of Representations. . . . . . . . . . . . . . . . . .   41
   9.2    Buyer's Performance. . . . . . . . . . . . . . . . . . . . . .   42
   9.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
   9.4    Additional Documents . . . . . . . . . . . . . . . . . . . . .   42
   9.5    No Proceedings . . . . . . . . . . . . . . . . . . . . . . . .   42
   9.6    Directors and Officer.   . . . . . . . . . . . . . . . . . . .   42
   9.7    Financing.   . . . . . . . . . . . . . . . . . . . . . . . . .   43
   9.8    Personal Guarantees. . . . . . . . . . . . . . . . . . . . . .   43
   9.9    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . .   43

10. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

   10.1   Termination Events . . . . . . . . . . . . . . . . . . . . . .   43
   10.2   Effect of Termination.   . . . . . . . . . . . . . . . . . . .   44
   10.3   Break-up Fee.  . . . . . . . . . . . . . . . . . . . . . . . .   44

11. INDEMNIFICATION; REMEDIES. . . . . . . . . . . . . . . . . . . . . .   45

   11.1   Survival; Right to Indemnification Not Affected by Knowledge..   45
   11.2   Indemnification and Payment of Damages by the Majority
          Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .   45
   11.3   Indemnification and Payment of Damages by Buyer. . . . . . . .   46
   11.4   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . .   46
   11.5   Time Limitations . . . . . . . . . . . . . . . . . . . . . . .   46
   11.6   Limitations on Amount--The Majority Shareholders . . . . . . .   47
   11.7   Limitations on Amount--Buyer . . . . . . . . . . . . . . . . .   47
   11.8   Procedure for Indemnification--Third Party Claims. . . . . . .   47
   11.9   Procedure for Indemnification--Other Claims. . . . . . . . . .   49

12. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .   49

   12.1   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
   12.2   Public Announcements . . . . . . . . . . . . . . . . . . . . .   49
   12.3   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .   49
   12.4   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
   12.5   Arbitration of Disputes.   . . . . . . . . . . . . . . . . . .   51

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   12.6   Further Assurances . . . . . . . . . . . . . . . . . . . . . .   53
   12.7   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
   12.8   Entire Agreement and Modification. . . . . . . . . . . . . . .   53
   12.9   Assignments, Successors, and No Third-party Rights.    . . . .   53
   12.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . .   54
   12.11  Section Headings, Construction . . . . . . . . . . . . . . . .   54
   12.12  Time of Essence. . . . . . . . . . . . . . . . . . . . . . . .   54
   12.13  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   54
   12.14  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   54
   12.15  Registration Rights. . . . . . . . . . . . . . . . . . . . . .   54


                                EXHIBITS AND SCHEDULES
                                ----------------------

Schedule 1                    Definitions
Exhibit 2.1(f)                Agreement of Merger
Exhibit 2.3(b)(i)(B)          Shareholders' Release
Exhibit 2.3(b)(i)(C)(I)       I. Rosenberg Employment Agreement
Exhibit 2.3(b)(i)(C)(II)      A. Rosenberg Employment Agreement
Exhibit 2.3.(b)(i)(D)(I)      I. Rosenberg Noncompetition Agreement
Exhibit 2.3(b)(i)(D)(II)      A. Rosenberg Noncompetition Agreement
Exhibit 5.3                   Certificate of Determination
Exhibit 8.12                  Jan Smith Shareholder Release
Exhibit 8.13                  Jan Smith Certificate re: Representations and
                              Warranties
Exhibit 9.10                  McGovern Employment Agreement
Exhibit 12.15                 Registration Rights
Shareholder Disclosure Letter
Buyer Disclosure Letter

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

                               REORGANIZATION AGREEMENT



          This Reorganization Agreement (the "Agreement") is made as of November ___, 1998, by and among Pacific Coast Apparel Company, Inc., a California corporation ("Buyer"), Jodi Kristopher, Inc., a California corporation, dba City Triangles (the "Company"), Ira Rosenberg, an individual resident in California ("I. Rosenberg"), and Alice Rosenberg, an individual resident in California ("A. Rosenberg" and, together with I. Rosenberg, the "Majority Shareholders").


                                       RECITALS

     A.   The Majority Shareholders own 90% of the Company.

     B. Buyer desires to effect a combination with the Company pursuant to a merger of the Company with and into Buyer (the "Merger").

     C. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                                      AGREEMENT

          The parties, intending to be legally bound, agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, defined terms not otherwise defined herein shall have the meanings set forth in Schedule 1 hereto.

     2.   THE MERGER; CONVERSION OF SHARES; CLOSING.

          2.1  THE MERGER.

               (a) SURVIVING CORPORATION. Subject to the provisions of this Agreement and the California General Corporation Law (the "CGCL"), at the Effective Time (as defined below), the Company shall be merged with and into Buyer, and the separate corporate existence of the Company shall cease. Buyer shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"), and shall continue its corporate existence under the laws of the State of California.

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               (b)  ARTICLES OF INCORPORATION.  The Articles of Incorporation of
Buyer as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

               (c) BYLAWS. The Bylaws of Buyer as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

               (d) DIRECTORS. The directors of Buyer immediately after the Effective Time shall be I. Rosenberg, A. Rosenberg, Terrence McGovern, Alan Annex and a designee of the Majority Shareholders. Such individuals will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

               (e) OFFICERS. The officers of Buyer immediately after to the Effective Time shall be I. Rosenberg (Chief Executive Officer and President), Terrence McGovern (Chairman and Chief Financial Officer), and A. Rosenberg (Secretary and Vice President). Such individuals will hold office from the Effective Time until their successors are duly appointed and qualified.

               (f) EFFECTIVE TIME. If all the conditions of the Merger set forth in Articles 8 and 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with
Article 10, the parties hereto shall cause an Agreement of Merger substantially in the form of Exhibit 2.1(f) hereto (the "Agreement of Merger"), to be properly executed and filed on the Closing Date (as defined below) with the Secretary of State of California. The Mergers shall become effective as of time of the filing of the Agreement of Merger with the Secretary of State of California.
The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

          2,2  CONVERSION OF SHARES.

               (a)  AUTOMATIC CONVERSION.  At the Effective Time:

                    (i) Each share of Company Class A Common Stock, without par value ("Class A Stock"), shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled and cease to be outstanding and shall be converted into the right to receive 25,060.90 shares of Common Stock, without par value, of Buyer ("PCAC Common Stock"), 96.46 shares of Series A Preferred Stock, without par value, of Buyer ("PCAC Preferred Stock"), and

$14,505.32 of cash (together with the aforementioned shares of PCAC Common Stock and PCAC Preferred Stock, the "Class A Consideration"). Each share of Company Class B Common Stock, without par value ("Class B Stock" and, together with the Class A Stock, the "Merger Shares") shall, by virtue of the Merger and without any action of the part of the holder thereof, no longer be outstanding and shall be canceled and cease to be outstanding and shall be converted into the right to receive 25,060.90 shares of PCAC Common Stock, 96.46 shares of PCAC Preferred Stock and $14,505.32 in cash (together with the aforementioned shares of PCAC Common Stock and PCAC Preferred Stock, the "Class B Consideration"and together with the Class A Consideration, the "Merger Consideration"). The Merger Consideration payable with respect to each Merger Share shall be adjusted to appropriately reflect the effect of a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Merger Shares or PCAC shares (as defined below)), reorganization, recapitalization, reclassification or other like change with respect to the Merger Shares or the PCAC Shares occurring or having a record date on or after the date hereof and prior to the Effective Time. No fraction of PCAC Shares shall be issued by virtue of the Merger. Any fractional PCAC Share otherwise issuable to a shareholder of the Company (individually, a "Shareholder" and collectively, the "Shareholders") will be rounded up to the nearest whole number. The cash to be paid pursuant to the Merger is herein referred to as the "Cash Portion" and the shares of PCAC Common Stock and PCAC Preferred Stock to be issued pursuant to the Merger are herein collectively referred to as the "PCAC Shares."
                    (ii) Subject to the exercise of the dissenters' rights by the holders thereof, each issued and outstanding share of capital stock of Buyer at and as of the Effective Time will remain issued and outstanding and shall be unaffected by the Merger.

               (b) STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration or transfer of shares of the Company's capital stock on the records of the Company.

               (c) SURRENDER OF STOCK CERTIFICATES AND PAYMENT FOR SHARES. At the Effective Time, the Shareholders shall cease to have any rights as shareholders of the Company, except for such rights as they may have pursuant to this Agreement and applicable law. At and after the Effective Time, each Shareholder shall be entitled upon surrender of his or her certificates representing the Merger Shares to the Surviving Corporation, to receive, in exchange, his or her pro rata share of the Class A Consideration or Class B Consideration, as applicable. From the Effective Time to the date of surrender, each Merger Share certificate shall represent for all purposes only the right to receive the consideration specified herein. Certificates of PCAC Shares delivered to the Shareholders pursuant to this Section shall contain such legend or legends required by law in the opinion of Buyer's counsel.

          2.3  CLOSING.

               (a) Subject to Section 10.1, the consummation of the Contemplated Transactions (the "Closing") will take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 41st Floor, Los Angeles, CA, at 10:00 a.m. on the date within 5 business days after all of the conditions to Closing set forth in Sections 8 and 9 have been satisfied or waived, or at such other time and place as the parties may agree. Subject to the provisions of Section 10, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

               (b)  CLOSING OBLIGATIONS.  At the Closing:

                    (i)  The Majority Shareholders will deliver to Buyer:

                         (A)  certificates representing the Shares, duly
endorsed (or accompanied by duly executed stock powers);

                         (B)  the release executed by each Shareholder in the
form of Exhibit 2.3(b)(i)(B) executed by each Seller ("Shareholders' Release");

                         (C)  employment agreements in the form of
Exhibits 2.3(b)(i)(C)(I) and (II), executed by I. Rosenberg and A. Rosenberg, respectively, (together, the "Employment Agreements");

                         (D)  noncompetition agreements executed by each
Majority Shareholder in the form of Exhibits 2.3(b)(i)(D)(I) and (II), executed by each Majority Shareholder, as applicable (collectively, the "Noncompetition Agreement");

                         (E)  a certificate executed by each Majority
Shareholder representing and warranting to Buyer that each of such Majority Shareholder's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Shareholders Disclosure Letter that were delivered by the Majority Shareholders to Buyer prior to the Closing Date in accordance with
Section 6.5); and

                    (ii) Buyer will deliver to Shareholders:

                         (A)  the Cash Portion pursuant to a cashier's or
certified check or wire transfer;

                         (B)  certificates representing the PCAC Shares;

                         (C)  a certificate executed by Buyer to the effect
that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Buyer Disclosure Letter that were delivered by Buyer to the Majority Shareholders prior to the Closing Date in accordance with Section 7.5); and


                         (D)  the Employment Agreements, executed by the
Company.

                  (iii) Each party shall deliver all other documents, instruments and agreements required to be delivered by such party at Closing pursuant to this Agreement.

          2.4 ADJUSTMENT AMOUNT. The Adjustment Amount (which may be a positive or negative number) will be equal to the amount by which the shareholders' equity of the Company ("Shareholders' Equity") as of the Closing Date determined in accordance with GAAP is less than negative $75,000 or is more than positive $75,000. The Adjustment Amount shall be paid by (if negative) or paid to (if positive) the Shareholders in the following proportions: the holders of Class A Stock, 90%, the holders of Class B Stock, 10%.

          2.5  ADJUSTMENT PROCEDURE.

               (a) The Majority Shareholders will prepare and will cause Fineman West & Co. LLP, the Company's certified public accountants, to review the balance sheet ("Closing Balance Sheet") of the Company as of the Closing Date. The Majority Shareholders will deliver the Closing Balance Sheet to Buyer within sixty days after the Closing Date. If within thirty days following delivery of the Closing Balance Sheet, Buyer has not given the Majority Shareholders notice of its objection to the Closing Balance Sheet (such notice must contain a statement of the basis of Buyer's objection), then the Shareholders' Equity reflected in the Closing Balance Sheet will be used in computing the Adjustment Amount, if any. If Buyer gives such notice of objection, then the issues in dispute will be submitted to KPMG Peat Marwick LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; (iii) Buyer and the Majority Shareholders will each bear 50% of the fees of the Accountants if their determination results in no Adjustment Amount; and
(iv) Buyer or the Majority Shareholders, as applicable, will pay 100% of such fees if such determination results in a positive Adjustment Amount or a negative Adjustment Amount, respectively.

               (b) On the tenth business day following the final determination of the Adjustment Amount, if the Adjustment Amount is negative, the Majority Shareholders shall pay the Adjustment Amount to PCAC in the proportion set forth in Section 2.4 above, and if the Adjustment Amount is positive, PCAC shall pay the Adjustment Amount to the Shareholders in the proportion set forth in
Section 2.4 above. Payments will be made by means of transfer of shares of PCAC Preferred Stock valued at $100.00 per share.

          2.6 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger constitute a reorganization within the meaning of Section 368 of the Code.

     3. REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDERS. The Majority Shareholders jointly and severally represent and warrant to Buyer as follows:


          3.1  ORGANIZATION AND GOOD STANDING.


               (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except when the failure to so qualify would not have a material adverse effect on the assets, business, prospects or condition (financial or otherwise) (a "Material Adverse Effect") of the Company.

               (b) The Majority Shareholders have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

          3.2  AUTHORITY; NO CONFLICT.

               (a) Except as set forth in Part 3.2 of the Shareholders Disclosure Letter, this Agreement constitutes the legal, valid, and binding obligation of the Majority Shareholders, enforceable against the Majority Shareholders in accordance with its terms. Upon the execution and delivery by the Majority Shareholders of the Employment Agreements, the Shareholders' Release and the Noncompetition Agreements (collectively, the "Majority Shareholders' Closing Documents"), the Majority Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Majority Shareholders, enforceable against the Majority Shareholders in accordance with their respective terms. The Majority Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Majority Shareholders' Closing Documents and to perform their obligations under this Agreement and the Majority Shareholders' Closing Documents.

               (b) Except as set forth in Part 3.2 of the Shareholders Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                   (ii) to the Knowledge of the Company or either Majority Shareholder, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Majority Shareholder, or any of the assets owned or used by the Company, may be subject;

                  (iii) to the Knowledge of the Company or either Majority Shareholder, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                 (iv) cause the Company to become subject to, or to become liable for the payment of, any Tax;

                  (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                 (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

                (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Part 3.2 of the Shareholders Disclosure Letter, none of the Majority Shareholders or the Company is giving, or will be required to give, any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3 CAPITALIZATION. The authorized equity securities of the Company consist of 2,000,000 shares of Class A Common Stock, without par value, and 200,000 shares of Class B Common Stock, without par value, of which 90 shares and 10 shares, respectively, are issued and outstanding and constitute the Shares. The Majority Shareholders are and will be on the Closing Date the record and beneficial owners and holders of all of the outstanding shares of Class A Common Stock, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company, including, without limitation, options, warrants and other rights to acquire such securities. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Majority Shareholders and Jan Smith own all issued and outstanding securities of the Company free of any Encumbrances.

          3.4 FINANCIAL STATEMENTS. The Majority Shareholders have delivered to Buyer: (a) audited financial statements of the Company for the fiscal year ended December 31, 1997 together with the report thereon of Fineman West & Co. LLP, independent certified public accountants (the "Financial Statements"), and
(b) unaudited
financial statements of the Company through June 30, 1998 (the "Interim Financial Statements"), including unaudited balance sheets, statements of income, changes in shareholders' equity, and cash flow for the six months then ended, including in each case the notes thereto. The Financial Statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial
statements, all in accordance with GAAP.   In the case of Interim Financial
Statements, they are subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ
materially from those included in the Financial Statements).   The Financial
Statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

          3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other financial records of the Company, all of which have been made available to Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

          3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Part 3.6 of the Shareholders Disclosure Letter contains a complete and accurate list of all real property, leaseholds or other interests therein owned by the Company. The Majority Shareholders have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Majority Shareholders or the Company and relating to such property or interests. The Company owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Shareholders Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Shareholders Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) security interests shown on the Balance Sheet or the Interim Balance Sheet or Schedule 3.6 hereto as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

          3.7 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of the Company or either Majority Shareholder, the buildings, plants, structures and equipment of the Company are structurally sound, and are adequate for the uses to which they are being put. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner and at the same level as conducted prior to the Closing.

          3.8 ENVIRONMENTAL COMPLIANCE. To the Knowledge of the Company or either Majority Shareholder, the Company has conducted its business in accordance with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items (collectively, "Regulations") of all governmental agencies, departments, commissions, boards, bureaus and instrumentalities of the United States, the State of California and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emission, discharge, release or threatened release of Hazardous Material into the air, surface water, groundwater or land and all requirements pertaining to the protection of the health and safety of employees or the public. "Hazardous Material" shall include any substance (i) the presence of which requires investigation or remediation under any federal, state or local Regulation, or (ii) which is defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local Regulation, or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision, or (iv) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of any person, or
(v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons. No chemicals used or produced by the Company are discharged into waters or land where such materials could migrate to drinking waters, and no person is or has been exposed by any chemicals used by the Company which are known to the State of California to cause cancer or reproductive toxicity in violation of the California Safe Drinking Water and Toxic Enforcement Act of 1986 (or which appear on the list of chemicals published by the State). Part
3.8 of the Shareholders Disclosure Letter lists all chemical substances which are being, or within the last four years have been, used in connection with the Company's business by the Company or on the land where the products of the Company are manufactured, produced, stored or packaged by the Company.

          3.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.9 of the Shareholders Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts receivable.

          3.10 INVENTORY. All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. To the Knowledge of the Company or either Majority Shareholder, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

          3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.11 of the Shareholders Disclosure Letter, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

          3.12 TAXES.

               (a) The Company has filed or caused to be filed (on a timely basis since January 1, 1996) all Tax Returns that are or were required to be filed pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Shareholders or the Company, except such Taxes, if any, as are listed in Part 3.12 of the Shareholders Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

               (b) All Tax Returns filed by the Company are true, correct and complete.

          3.13 NO MATERIAL ADVERSE CHANGE. Except as set forth on Part 3.13 of the Shareholders Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company.

          3.14 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.14, to the Knowledge of the Company or either Majority Shareholder, the Company has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any federal or state government and any governmental department or agency thereof, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations and failures to comply which would not have a material adverse effect on the business and prospects of the Company.

          3.15 LEGAL PROCEEDINGS. Except as shown in Part 3.15 of the Shareholders Disclosure Letter, there is no material Proceeding presently pending against the Company or affecting its assets, property or business, nor does the Company have any Knowledge of any material Proceedings threatened against it or affecting its properties or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Part 3.15 of the Shareholders Disclosure Letter sets forth a description of the damages or other relief sought in all Proceedings described therein.

          3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
Part 3.16 of the Shareholders Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

               (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b)  amendment to the Organizational Documents of the Company;

               (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company;

               (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company, taken as a whole;

               (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $75,000;

               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $75,000;

                    (i) material change in the accounting methods used by the Company; or

                   (ii) agreement, whether oral or written, by the Company to do any of the foregoing.

          3.17 CONTRACTS; NO DEFAULTS.

               (a) Part 3.17(a) of the Shareholders Disclosure Letter contains a complete and accurate list, and the Majority Shareholders have delivered to Buyer true and complete copies, of:

                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $75,000;

                   (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $75,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $75,000;


                   (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $75,000 and with terms of less than one year);

                    (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                   (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                 (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                    (x) each power of attorney that is currently effective and outstanding;

                   (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (xii) each Applicable Contract for capital expenditures in excess of $75,000;

                 (xiii) each written warranty, guaranty and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Shareholders Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and where details relating to the Contracts are located.

               (b) Except as set forth in Part 3.17(b) of the Shareholders Disclosure Letter:

                    (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                   (ii) to the Knowledge of the Company or either Majority Shareholder and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to
(A) engage in or continue any conduct, activity or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

               (c) Except as set forth in Part 3.17(c) of the Shareholders Disclosure Letter, each Contract identified or required to be identified in
Part 3.17(a) of the Shareholders Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

               (d) Except as set forth in Part 3.17(d) of the Shareholders Disclosure Letter:

                   (i) the Company is, and at all times since July 1, 1996, has been, in full compliance with all applicable terms and requirements of each material Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                  (ii) to the Knowledge of the Company or either Majority Shareholder, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since July 1, 1996, has been, in full compliance with all applicable terms and requirements of such Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) the Company has not given to or received from any other Person, at any time since July 1, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

               (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

               (f) The Contracts relating to the sale, design, manufacture or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          3.18 INSURANCE. Part 3.18 of the Shareholders Disclosure Letter sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms are in full force and effect. All premiums on all such policies have been paid to date and the Company has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies. In addition,
Part 3.18 of the Shareholders Disclosure Letter sets forth in respect of such policies and binders (i) the type and amount of coverage provided thereby, (ii) their respective effective dates, and (iii) claims made or occurrences reported during the past two years with respect to products liability and workers compensation.

          3.19 LABOR AND EMPLOYMENT MATTERS.

               (a) To the Knowledge of the Company or either Majority Shareholder, except as set forth in Part 3.19 of the Shareholders Disclosure Letter, the Company (i) has withheld and paid to the appropriate Governmental Authorities, or is withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all material respects with all Applicable Laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, OSHA, and those relating to hours, wages, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate authorities.

               (b) Except as set forth in Part 3.19 of the Shareholders Disclosure Letter, the Company is not a party to any collective bargaining agreement or other labor contract applicable to the employees of the Company; there has been no breach or other failure to comply with any material provision of such agreement or contract; and the Company is not subject to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending, or to the Knowledge of the Company or either Majority Shareholder, threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (iii) pending grievance proceeding, (iv) pending representation question respecting the employees of the Company, (v) pending arbitration proceeding arising out of or under any collective bargaining agreement or (vi) attempt by any union to represent employees of the Company as a collective bargaining agent.

          3.20 EMPLOYEES. Part 3.20 of the Shareholders Disclosure Letter sets forth a list of the names of all employees of the Company currently employed in connection with the Company with annual compensation of at least $50,000 (the "Employees") and indicates the current salary or wage rate of each such Employee. All of such salaries, wages and benefits will be paid by the Company when due for all periods through the Closing Date. Part 3.20 of the Shareholders Disclosure Letter sets forth a list of all Employees terminated by the Company since January 1, 1998.

          3.21 EMPLOYEE BENEFIT PLANS. Set forth in Part 3.21 of the Shareholders Disclosure Letter is each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance, supplemental unemployment plan, whether formal or informal, including any policy, plan, program or agreement which provides for the payment of severance, salary continuation, salary in lieu of notice or similar benefits, under which the Company has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries. The Company has provided Buyer with complete and accurate copies of all such written plans and written summaries of all such oral plans. Each of the plans that are subject to ERISA, the Code or any other applicable law, are in compliance in all material respects with the presently applicable provisions of ERISA, the Code or such law, as applicable. The Company does not maintain any Welfare Plan (as defined in ERISA) under which coverage is extended beyond the termination of employment.

     3.22 INTELLECTUAL PROPERTY. Set forth in Part 3.22 of the Shareholders Disclosure Letter is a list of all material United States and foreign patents, patent applications pending, patent applications in process, written employee invention disclosures, trademarks, trademark registration applications, copyrights, copyright registrations, copyright registration applications, service marks, service mark registrations, service mark registration applications, know-how agreements, licenses, logos, trade names and slogans owned, licensed and used by the Company (collectively, the "Company Intellectual Property Assets"). The Company is the owner of all right, title and interest in and to each of the Company Intellectual Property Assets, free and clear of any and all liens, security interests, charges, encumbrances, equities and other adverse claims. All Company Intellectual Property Assets that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing. To the Knowledge of the Company or either Majority Shareholder, where applicable, all Company Intellectual Property Assets bear the proper federal registration or copyright notice. Neither any Shareholder nor the Company is a party to, and, to the Knowledge of the Company or either Majority Shareholder, no threatened claims are based on the use by, or challenge of the ownership of, the Company of any of the Company Intellectual Property Assets. The Company or either Majority Shareholder has no Knowledge of any infringing or interfering use of any Company Intellectual Property Asset by any other Person and, to the Knowledge of the Company or either Majority Shareholder, neither the Company nor the Majority Shareholders have infringed or are infringing upon any intellectual property rights of any other Person.

          3.23 DISCLOSURE. (a) No representation or warranty of the Majority Shareholders in this Agreement and no statement in the Shareholders Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (b) No notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

               (c) There is no fact known to either Majority Shareholder that has specific application to either Majority Shareholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Majority Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Shareholders Disclosure Letter.

          3.24 RELATIONSHIPS WITH RELATED PERSONS. No Majority Shareholder or any Related Person of a Majority Shareholder or of the Company has, or since January 1, 1996, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Majority Shareholder or any Related Person of either Majority Shareholder or of the Company is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Shareholders Disclosure Letter, neither Majority Shareholder or any Related Person of either Majority Shareholder or of the Company is a party to any Contract with, or has any claim or right against, the Company.

          3.25 BROKERS OR FINDERS. The Majority Shareholders or the Company and their agents have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          3.26 INVESTMENT MATTERS. The PCAC Shares to be issued to the Majority Shareholders hereunder are being acquired for their own accounts and not on behalf of any other Person, and all such PCAC Shares are being acquired by the Majority Shareholders for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such PCAC Shares.
The Majority Shareholders have received and examined Buyer's most recent Proxy Statement, Buyer's Annual Report on Form 10-KSB for the year ended September 30, 1997, Buyer's 1997 Annual Report to Stockholders and Buyer's Quarterly Report on Form 10-QSB for the quarters ended December 31, 1997, March 30, 1998 and
June 30, 1998. The Majority Shareholders had the opportunity to ask questions and receive answers from Buyer concerning Buyer, and have been furnished with all other information about Buyer which they have requested. Each Majority Shareholder believes that he or she is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933 (the "Securities Act"), as amended, that he or she has been fully apprised of all facts and circumstances necessary to permit him or her to make an informed decision about acquiring the PCAC Shares, that he or she has sufficient knowledge and experience in business and financial matters, that he or she is capable of evaluating the merits and risks of an investment in the PCAC Shares and that he or she has the capacity to protect his or her own interests in connection with the transactions contemplated by this Agreement. The Majority Shareholders have been advised by Buyer and each understands that (a) the PCAC Shares to be issued hereunder will not be registered under any securities laws, including without limitation, the securities laws of the United States or any other jurisdiction, (b) such PCAC Shares must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available, (c) Buyer is under no obligation to register the PCAC Shares except as required by Section 12.15 below, (d) the PCAC Shares shall bear appropriate restrictive legends, (e) Buyer shall have the right to place a stop order against such shares, and (f) the PCAC Shares shall be "restricted securities" under Rule 144 of the Securities Act.

          3.27 CERTAIN TAX MATTERS.

               (a) The liabilities of the Company assumed by Buyer pursuant to the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

               (b)  The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.


               (c) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     4.   INTENTIONALLY OMITTED.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Shareholders as follows:

          5.1  ORGANIZATION AND GOOD STANDING.

               (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Except as set forth in Part 5.1 of the Buyer Disclosure Letter, Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except when the failure to so qualify would not have a Material Adverse Effect.

               (b) Buyer has delivered to Shareholders copies of the Organizational Documents of Buyer, as currently in effect.

               (c)  Buyer has no Subsidiaries that have any material operations.

          5.2  AUTHORITY; NO CONFLICT.

               (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

               (b) Except as set forth in Part 5.2 of the Buyer Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

                   (ii) to the Knowledge of Buyer, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

                  (iii) to the Knowledge of Buyer, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

                   (iv) cause Buyer to become subject to, or to become liable for the payment of, any Tax;

                    (v) cause any of the assets owned by Buyer to be reassessed or revalued by any taxing authority or other Governmental Body;

                    (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

                   (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Part 5.2 of the Buyer Disclosure Letter, Buyer is or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          5.3 CAPITALIZATION. The authorized equity securities of Buyer consist of 10,000,000 shares of Common Stock, without par value, of which 3,063,000 shares are issued and outstanding, and 600,000 shares of preferred stock, none of which are outstanding. Except as provided on Schedule 5.14, all of the outstanding equity securities of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in
Part 5.3 of the Buyer Disclosure Letter, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Buyer, including, without limitation, options, warrants and other rights to acquire such securities. None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act or any other Legal Requirement. Buyer does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect
equity or ownership interest in any other business.   The PCAC Preferred Stock
shall have the rights, preferences and privileges set forth on a Certificate of Determination substantially in the form of Exhibit 5.3 hereto (the "Certificate of Determination").

          5.4  FINANCIAL STATEMENTS.  Buyer has delivered to Shareholders:
(a) audited financial statements of Buyer for the fiscal year ended
September 30, 1997, together with the report thereon of Fineman West & Co. LLP, independent certified public accountants (the "Financial Statements"), and
(b) unaudited financial statements of Buyer through June 30, 1998 (the "Interim Financial Statements"), including unaudited balance sheets, statements of income, changes in shareholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto. Except as set forth in
Part 5.4 of Buyer Disbursement Letter, such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of Interim Financial

Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Financial Statements), the financial statements referred to in this
Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Buyer are required by GAAP to be included in the consolidated financial statements of Buyer.

          5.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other financial records of Buyer, all of which have been made available to Shareholders, are complete and correct. The minute books of Buyer contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of Buyer, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Buyer.

          5.6 TITLE TO PROPERTIES; ENCUMBRANCES. Part 5.6 of the Buyer Disclosure Letter contains a complete and accurate list of all real property, leaseholds or other interests therein owned by Buyer. Buyer has delivered or made available to Shareholders copies of the deeds and other instruments (as recorded) by which Buyer acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Buyer relating to such property or interests. Buyer owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by Buyer or reflected as owned in the books and records of Buyer, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 5.6 of the Buyer Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Buyer since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 5.6 of the Buyer Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(b) security interests incurred in connection with the purchase of property or assets after the date of the Interim

Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

          5.7 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of Buyer, the buildings, plants, structures and equipment of Buyer are structurally sound and are adequate for the uses to which they are being put. The building, plants, structures and equipment of Buyer are sufficient for the continued conduct of Buyer's businesses after the Closing in substantially the same manner and at the same level as conducted prior to the Closing.

          5.8 ENVIRONMENTAL COMPLIANCE. To the Knowledge of Buyer, Buyer has conducted its business in accordance with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items (collectively, "Regulations") of all governmental agencies, departments, commissions, boards, bureaus and instrumentalities of the United States, the State of California and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emission, discharge, release or threatened release of Hazardous Material into the air, surface water, groundwater or land and all requirements pertaining to the protection of the health and safety of employees or the public. "Hazardous Material" shall include any substance (i) the presence of which requires investigation or remediation under any federal, state or local Regulation, or
(ii) which is or becomes defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local Regulation, or
(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision, or (iv) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of any person, or (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons. No chemicals used or produced by Buyer are discharged into waters or land where such materials could migrate to drinking waters, and no person is or has been exposed by any chemicals used by Buyer which are known to the State of California to cause cancer or reproductive toxicity in violation of the California Safe Drinking Water and Toxic Enforcement Act of 1986 (or which appear on the list of chemicals published by the State). Part 5.8 of the Buyer Disclosure Letter lists all chemical substances which are being, or within the last four years have been, used in connection with Buyer's business by Buyer or on the land where the products of Buyer are manufactured, produced, stored or packaged by Buyer.

          5.9 ACCOUNTS RECEIVABLE. All accounts receivable of Buyer that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Buyer as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Buyer as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 5.9 of the Buyer Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts receivable.

          5.10 INVENTORY. All inventory of Buyer, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of Buyer as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. To the Knowledge of Buyer, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Buyer.

          5.11 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 5.11 of the Disclosure Letter, Buyer has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

          5.12 TAXES.

               (a) Buyer has filed or caused to be filed (on a timely basis since January 1, 1996) all Tax Returns that are or were required to be filed pursuant to applicable Legal Requirements. Buyer has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Shareholders or Buyer, except such Taxes, if any, as are listed in Part 5.12 of the Buyer Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

               (b) All Tax Returns filed by Buyer are true, correct and complete.

          5.13 NO MATERIAL ADVERSE CHANGE. Except as set forth in Part 5.13 of the Buyer Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition (financial or otherwise) of Buyer.

          5.14 COMPLIANCE WITH LAWS. Except as provided in Part 5.14 of the Buyer Disclosure Letter, to the Knowledge of Buyer, Buyer has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any federal or state government and any governmental department or agency thereof, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations and failures to comply which would not have a material adverse effect on the business and prospects of Buyer.

          5.15 LEGAL PROCEEDINGS. Except as shown in Part 5.15 of the Buyer Disclosure Letter, there is no material Proceeding presently pending against Buyer or affecting its assets, property or business, nor does Buyer have any Knowledge of any material Proceedings threatened against it or affecting its properties or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
Part 5.15 of the Buyer Disclosure Letter sets forth a description of the damages or other relief sought in all Proceedings described therein.

          5.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
Part 5.16 of the Buyer Disclosure Letter, since the date of the Balance Sheet, Buyer has conducted its business only in the Ordinary Course of Business and there has not been any:

               (a) change in Buyer's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Buyer; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Buyer of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b)  amendment to the Organizational Documents of Buyer;

               (c) payment or increase by Buyer of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of Buyer;

               (e) damage to or destruction or loss of any asset or property of Buyer, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Buyer, taken as a whole;

               (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Buyer of at least $75,000;

               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of Buyer or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Buyer, including the sale, lease or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value to Buyer in excess of $75,000;

                    (i) material change in the accounting methods used by Buyer; or

                   (ii) agreement, whether oral or written, by Buyer to do any of the foregoing; provided, that nothing in this Agreement shall be construed to limit

Buyer's right and obligation to comply with Chapter 13 of the California Corporations Code, to the extent applicable to the transactions contemplated hereby.

          5.17 CONTRACTS; NO DEFAULTS.

               (a) Part 5.17(a) of the Buyer Disclosure Letter contains a complete and accurate list, and Buyer has delivered to Shareholders true and complete copies, of:

                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by Buyer of an amount or value in excess of $75,000;

                   (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to Buyer of an amount or value in excess of $75,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Buyer in excess of $75,000;

                   (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $75,000 and with terms of less than one year);

                    (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                   (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by Buyer with any other Person;

                 (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Buyer or any Affiliate of Buyer or limit the freedom of Buyer or any Affiliate of Buyer to engage in any line of business or to compete with any Person;

                   (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                    (x) each power of attorney that is currently effective and outstanding;

                   (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Buyer to be responsible for consequential damages;

                  (xii) each Applicable Contract for capital expenditures in excess of $75,000;

                 (xiii) each written warranty, guaranty and or other similar undertaking with respect to contractual performance extended by Buyer other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

Part 5.17(a) of the Buyer Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Buyer under the Contracts, and where details relating to the Contracts are located.

               (b) Except as set forth in Part 5.17(b) of the Buyer Disclosure Letter, to the Knowledge of Buyer, no officer, director, agent, employee, consultant, or contractor of Buyer is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (i) engage in or continue any conduct, activity or practice relating to the business of Buyer, or (ii) assign to Buyer or to any other Person any rights to any invention, improvement or discovery.

               (c) Except as set forth in Part 5.17(c) of the Buyer Disclosure Letter, each Contract identified or required to be identified in Part 5.17(a) of the Buyer Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

               (d)  Except as set forth in Part 5.17(d) of the Buyer Disclosure
Letter:

                    (i) Buyer is, and at all times since July 1, 1996, has been, in full compliance with all applicable terms and requirements of each material Contract under which Buyer has or had any obligation or liability or by which Buyer or any of the assets owned or used by Buyer is or was bound;

                   (ii) to the Knowledge of Buyer, each other Person that has or had any obligation or liability under any Contract under which Buyer has or had any rights is, and at all times since July 1, 1996, has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Buyer or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                   (iv) Buyer has not given to or received from any other Person, at any time since July 1, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

               (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Buyer under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

               (f) The Contracts relating to the sale, design, manufacture or provision of products or services by Buyer have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          5.18 INSURANCE. Part 5.18 of the Buyer Disclosure Letter sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Buyer. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect.
All premiums on all such policies have been paid to date and Buyer has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies. In addition, Part 5.18 of the Buyer Disclosure Letter sets forth in respect of such policies and binders (i) the type and amount of coverage provided thereby, (ii) their respective effective dates, and (iii) claims made or occurrences reported during the past two years with respect to products liability and workers compensation.

          5.19 LABOR AND EMPLOYMENT MATTERS.

               (a) To the Knowledge of Buyer, except as set forth in Part 5.19 of the Buyer Disclosure Letter, Buyer (i) has withheld and paid to the appropriate Governmental Authorities, or is withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees;
(ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all material respects with all Applicable Laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, OSHA, and those relating to hours, wages, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate authorities.

               (b) Except as set forth in Part 5.19 of the Buyer Disclosure Letter, Buyer is not a party to any collective bargaining agreement or other labor contract applicable to the employees of Buyer; there has been no breach or other failure to comply with any material provision of such agreement or contract; and Buyer is not subject to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending or, to the knowledge of the Buyer, threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (iii) pending grievance proceeding,
(iv) pending representation question respecting the employees of Buyer,
(v) pending arbitration proceeding arising out of or under any collective bargaining agreement or (vi) attempt by any union to represent employees of Buyer as a collective bargaining agent.

          5.20 EMPLOYEES. Part 5.20 of the Buyer Disclosure Letter sets forth a list of the names of all employees of Buyer currently employed in connection with Buyer with annual compensation of at least $50,000 (the "Employees") and indicates the current salary or wage rate of each such Employee. All of such salaries, wages and benefits will be paid by Buyer when due for all periods through the Closing Date. Part 5.20 of the Buyer Disclosure Letter sets forth a list of all Employees terminated by Buyer since January 1, 1998.

          5.21 EMPLOYEE BENEFIT PLANS. Set forth in Part 5.21 of the Buyer Disclosure Letter is each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance, supplemental unemployment plan, whether formal or informal, including any policy, plan, program or agreement which provides for the payment of severance, salary continuation, salary in lieu of notice or similar benefits, under which Buyer has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries. Buyer has provided the Company with complete and accurate copies of all such written plans and written summaries of all such oral plans. Each of the plans that are subject to ERISA, the Code or any other applicable law, are in compliance in all material respects with the presently applicable provisions of ERISA, the Code or such law, as applicable. Buyer does not maintain any Welfare Plan (as defined in ERISA) under which coverage is extended beyond the termination of employment.

          5.22 INTELLECTUAL PROPERTY. Set forth in Part 5.22 of the Buyer Disclosure Letter is a list of all material United States and foreign patents, patent applications pending, patent applications in process, written employee invention disclosures, trademarks, trademark registration applications, copyrights, copyright registrations, copyright registration applications, service marks, service mark registrations, service mark registration applications, know-how agreements, licenses, logos, trade names and slogans owned, licensed and used by Buyer (collectively, the "Buyer Intellectual Property Assets"). Buyer is the owner of all right, title and interest in and to each of the Buyer Intellectual Property Assets, free and clear of any and all liens, security interests, charges, encumbrances, equities and other adverse claims. All Buyer Intellectual Property Assets that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing. To the Knowledge of Buyer, where applicable, all Buyer Intellectual Property Assets bear the proper federal registration or copyright notice. Buyer is not a party to, and, to the Knowledge of Buyer, no threatened claims are based on the use by, or challenge of the ownership of, Buyer of any of the Buyer Intellectual Property Assets. Buyer has no Knowledge of any infringing or interfering use of any Buyer Intellectual Property Asset by any other Person and, to the Knowledge of Buyer, Buyer has not infringed and is not infringing upon any intellectual property rights of any other Person.

          5.23 DISCLOSURE. (a) No representation or warranty of Buyer in this Agreement and no statement in the Buyer Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (b) No notice given pursuant to Section 7.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

               (c) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects or, as far as Buyer can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer that has not been set forth in this Agreement or the Buyer Disclosure Letter.

          5.24 RELATIONSHIPS WITH RELATED PERSONS.  Except as set forth in
Part 5.24 of the Buyer Disclosure Letter, no Buyer or any Related Person of Buyer has, or since January 1, 1996, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Buyer's businesses. No Buyer or any Related Person of Buyer is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with Buyer other than business dealings or transactions conducted in the Ordinary Course of Business with Buyer at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Buyer with respect to any line of the products or services of Buyer (a "Competing Business") in any market presently served by Buyer except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 5.24 of the Buyer Disclosure Letter, neither Buyer or any Related Person of Buyer is a party to any Contract with, or has any claim or right against, Buyer.

          5.25 BROKERS OR FINDERS. Buyer and its agents have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          5.26 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.

          5.27 INVESTMENT COMPANY. Buyer is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     6.   COVENANTS OF THE MAJORITY SHAREHOLDERS PRIOR TO CLOSING DATE.


          6.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, the Majority Shareholders will, and will cause the Company and its Representatives to, at Buyer's expense, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data during regular business hours, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating and other data and information as Buyer may reasonably request. The Company shall deliver to Buyer as soon as available all interim financial statements of the Company prepared prior to the Closing. All such financial statements shall be prepared from, and shall be consistent with, the books and records of the Company, and represent fairly its financial position, results of operations and changes of financial position as of the date and for the periods indicated, in each case in conformity with preparation of the Interim Financial Statements of the Company.

          6.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, the Majority Shareholders will, and will cause the Company to:

               (a) conduct the business of the Company only in the Ordinary Course of Business, except where the Company's Board of Directors determines in good faith that it is in the best interest of the Company to take any particular action outside of the Ordinary Course of Business;

               (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company, except where the Company's Board of Directors determines in good faith that it is in the best interest of the Company to take any actions contrary to the foregoing;

               (c) confer with Buyer concerning operational matters of a material nature; and

               (d) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Company.

          6.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Majority Shareholders will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur, except where the Company's Board of Directors determines in good faith that it is in the best interest of the Company to take any action contrary to the foregoing.

          6.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Majority Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Majority Shareholders will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Part 5.2 of the Buyer Disclosure Letter.

          6.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Majority Shareholders' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in Shareholders Disclosure Letter if Shareholders Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Majority Shareholders will promptly deliver to Buyer a supplement to the Shareholders Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of the Majority Shareholders in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

          6.6 PAYMENT OF SHAREHOLDER LOAN AND DISTRIBUTIONS. On or prior to the Closing Date, the Majority Shareholders shall cause the Company to repay the loan made by the Majority Shareholders to the Company (such loan having an outstanding principal balance as of the date of the Company's Interim Financial Statements in the amount of

$965,800) and shall cause the Company to make distributions to the Shareholders in order that, as of such date, the Shareholders' Equity shall be zero dollars.

          6.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10, the Majority Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination or similar transaction involving the Company.

          6.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, the Majority Shareholders will use their Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied. Without limiting the foregoing, the Company and the Seller shall cooperate fully, including with respect to providing information and access to the records and properties of the Company, with Buyer and any potential source of the Financing (as defined below) in connection with the negotiation and consummation thereof.

     7.   COVENANTS OF BUYER PRIOR TO CLOSING DATE.

          7.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Buyer will, and will cause its Representatives to, at the Company's expense, (a) afford the Company and its Representatives (collectively, the "Company's Advisors") full and free access to Buyers's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data during regular business hours; (b) furnish the Company and the Company's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and
(c) furnish the Company and the Company's Advisors with such additional financial, operating and other data and information as the Company may reasonably request. Buyer shall deliver to the Company as soon as available all interim financial statements of Buyer prepared prior to the Closing. All such financial statements shall be prepared from, and shall be consistent with, the books and records of Buyer, and represent fairly its financial position, results of operations and changes of financial position as of the date and for the periods indicated, in each case in conformity with preparation of the Interim Financial Statements of Buyer.

          7.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, Buyer will:

               (a) conduct the business of Buyer only in the Ordinary Course of Business, except where the Buyer's Board of Directors determines in good faith that it is in the best interest of the Buyer to take any particular action outside of the Ordinary Course of Business;

               (b) use its Best Efforts to preserve intact the current business organization of Buyer, keep available the services of the current officers, employees, and agents of Buyer, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Buyer, except where the Buyer's Board of Directors determines in good faith that it is in the best interest of the Buyer to take any actions contrary to the foregoing;

               (c) confer with the Majority Shareholders concerning operational matters of a material nature; and

               (d) otherwise report periodically to the Majority Shareholders concerning the status of the business, operations and finances of Buyer.

          7.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Buyer will not, without the prior consent of the Majority Shareholders, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.16 is likely to occur, except where the Buyer's Board of Directors determines in good faith that it is in the best interest of the Buyer to take any actions contrary to the foregoing.

          7.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with the Majority Shareholders with respect to all filings that the Majority Shareholders or the Company elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with the Majority Shareholders in obtaining all consents identified in Part 3.2 of the Disclosure Letter.

          7.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify the Majority Shareholders in writing if such Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Letter if the Buyer Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to the Majority Shareholders a supplement to the Buyer Disclosure Letter specifying such change. During the same period, Buyer will promptly notify the Majority Shareholders of the occurrence of any Breach of any covenant of Buyers in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

          7.6 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10, Buyer will not, except to the extent it has received an opinion of counsel that concludes it is required to do so under applicable law, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of Buyer, or any of the capital stock of Buyer, or any merger, consolidation, business combination or similar transaction involving Buyer.

          7.7 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied.

     8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the Merger and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          8.1 ACCURACY OF REPRESENTATIONS. All of the Majority Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to Shareholders Disclosure Letter, except for supplements related solely to changes in the Ordinary Course of Business.

          8.2  MAJORITY SHAREHOLDERS' PERFORMANCE.

               (a) All of the covenants and obligations that the Majority Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

               (b)  Each document required to be delivered pursuant to Section
2.4 must have been delivered, and each of the other covenants and obligations in Sections 6.4 and 6.8 must have been performed and complied with in all respects.

          8.3 CONSENTS Each of the Consents identified in Part 3.2 of the Shareholders Disclosure Letter, including, without limitation, the consent of Gary Lite as required pursuant to the Gary Lite Transaction (as defined in Part
3.2 of the Shareholders Disclosure Letter), and each Consent identified in
Section 5.2 of the Buyer Disclosure Letter, must have been obtained and must be in full force and effect.

          8.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

               (a) estoppel certificate executed on behalf of the landlord of the Company's headquarters, dated within 30 days of the Closing Date, in the form of Exhibit 8.4(a); and


               (b) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of the Majority Shareholders' representations and warranties, (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

          8.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          8.6 SHAREHOLDERS' APPROVAL. Buyer's shareholders shall have approved the consummation of the Contemplated Transactions.

          8.7 FINANCING. The Buyer shall have obtained financing, on terms and conditions acceptable to Buyer in its sole discretion, sufficient to enable Buyer to pay the Cash Portion at, and to provide PCAC and the Company with reasonably sufficient operating capital based on past needs following, the Closing (the "Financing").

          8.8 PERSONAL GUARANTEES. Terry McGovern and Peter Rettman shall have been released from their personal guarantees by Buyer's factor.

          8.9 APPROVAL BY SHAREHOLDERS. Each of the Shareholders shall have voted for the Merger and, therefore, shall not have any dissenters' rights in connection therewith.

          8.10 DISSENTING SHARES. Buyer shall not have received demands for the purchase of shares in connection with the exercise of dissenters' rights within the time periods mandated by applicable California law from holders of shares representing more than 5% of the issued outstanding shares of capital stock of Buyer.

          8.11 SHAREHOLDER DISCLOSURE LETTER. Not more than two weeks following the execution and delivery of this Agreement, Buyer shall have received a complete Shareholder Disclosure Letter in form and substance acceptable to Buyer in its sole discretion.

          8.12 SHAREHOLDER'S RELEASE. Mr. Jan Smith shall have executed a Shareholder's Release substantially in the form of Exhibit 2.3(b)(i)(B).

          8.13 JAN SMITH REPRESENTATIONS AND WARRANTIES. Buyer shall have received a Certificate of Representations and Warranties substantially in the form of Exhibit 8.13, executed by Mr. Jan Smith.

     9. CONDITIONS PRECEDENT TO THE MAJORITY SHAREHOLDERS' OBLIGATION TO CLOSE. The Majority Shareholders' obligation to take the actions required to be taken by the Majority Shareholders at the Closing, and the Company's obligation to consummate the Merger, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Majority Shareholders, in whole or in part):

          9.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Buyer Disclosure Schedule, except for supplements related to changes in the Ordinary Course of Business.

          9.2  BUYER'S PERFORMANCE.

               (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

               (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.3 and must have made the payments required to be made by Buyer pursuant to Sections 2.3(b)(i), 2.3(b)(ii) and 2.3(b)(iii).

          9.3 CONSENTS. Each of the Consents identified in Part 3.2 of Shareholders Disclosure Letter and Part 5.2 of the Buyer Disclosure Letter must have been obtained and must be in full force and effect.

          9.4 ADDITIONAL DOCUMENTS. Buyer must have caused such other documents to be delivered to the Majority Shareholders as the Majority Shareholders may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

          9.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against the Majority Shareholders or the Company or against any Person affiliated with the Majority Shareholders or the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

          9.6 DIRECTORS AND OFFICER. I. Rosenberg shall have been appointed as Chief Executive Officer and President of PCAC, A. Rosenberg shall have been appointed as the Secretary and Vice President of PCAC and each of the Majority Shareholders plus one designee of the Majority Shareholders shall have been appointed or elected to PCAC's

Board of Directors. Buyer shall have obtained any necessary resignations of its directors and officers as required hereby.

          9.7 FINANCING. The Majority Shareholders shall have approved, in their sole discretion, the terms and conditions of the Financing.

          9.8 PERSONAL GUARANTEES. The Majority Shareholders shall have been released from their personal guarantees by the Company's factor.

          9.9 DISSENTING SHARES. Buyer shall not have received demands for the purchase of shares in connection with the exercise of dissenters' rights within the time periods mandated by applicable California law from holders of shares representing more than 5% of the issued outstanding shares of capital stock of Buyer.

          9.10 MCGOVERN EMPLOYMENT AGREEMENT. Buyer and the Terrence L. McGovern shall have executed an employment agreement substantially in the form of Exhibit 9.10.

          9.11 BUYER DISCLOSURE LETTER. Not more than two weeks following the execution and delivery of this Agreement, the Majority Shareholders shall have received a complete Buyer Disclosure Letter in form and substance acceptable to the Majority Shareholders in their sole discretion.

          9.12 LOCK-UP AGREEMENTS. Not more than two weeks following the execution and delivery of this Agreement, the parties hereto shall have agreed upon which 5% or greater shareholders of Buyer are to execute lock-up agreements
reasonably drafted to preserve Buyer's net operating losses.    Receipt of such
lock-up agreements by the Buyer shall be a condition to closing for the Shareholders.

     10.  TERMINATION.

          10.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by either Buyer or the Majority Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or, if capable of cure, cured within 30 days of notice thereof given to the breaching party;

               (b) (i) by Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Majority Shareholders, if any of the conditions in Section 9 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Majority Shareholders to comply with their obligations under this Agreement) and the Majority Shareholders have not waived such condition on or before the Closing Date;

               (c)  by mutual consent of Buyer and the Majority Shareholders; or

               (d) by either Buyer or the Majority Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 30, 1999, or such later date as the parties may agree upon.

          10.2 EFFECT OF TERMINATION.  Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, that, except as otherwise provided in Section 10.3 below, if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


          10.3 BREAK-UP FEE. In the event that the Closing does not occur on or before April 30, 1999, solely due to Buyer's failure to secure the Financing on commercially reasonable terms, and Seller elects to terminate this Agreement pursuant to Section 10.1(d) above, then Buyer shall pay the Company a breakup fee of $50,000, which shall be Seller's sole remedy with respect to Buyer's failure to obtain Financing on such basis.

     11.  INDEMNIFICATION; REMEDIES.

          11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.
All representations, warranties, covenants and obligations in this Agreement, the Sellers' and Buyer's Disclosure Letters, the supplements to such Disclosure Letters, the certificate delivered pursuant to Sections 2.3(b)(i)(E) and 2.3(b)(ii)(C), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

          11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE MAJORITY SHAREHOLDERS. The Majority Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Company and their respective Representatives, (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

               (a) any Breach of any representation or warranty made by the Majority Shareholders or the Company in this Agreement, Shareholders Disclosure Letter, as supplemented, the Majority Shareholders Closing Documents or any other certificate or document delivered by the Majority Shareholders pursuant to this Agreement;

               (b) any Breach by either Majority Shareholder of any covenant or obligation of either Majority Shareholder or the Company in this Agreement or the Majority Shareholders Closing Documents;

               (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Majority Shareholder any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

          The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons.

          11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless the Majority Shareholders and their respective Representatives, (collectively, the "Shareholders Indemnified Persons") for, and will pay to the Shareholders Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

               (a) any Breach of any representation or warranty made by Buyer in this Agreement, the Buyer Disclosure Letter, as supplemented, or any other certificate or document delivered by Buyers pursuant to this Agreement;

               (b) any Breach by Buyer of any covenant or obligation of such Buyer in this Agreement;

               (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

          The remedies provided in this Section 11.3 will not be exclusive of or limit any other remedies that may be available to the Majority Shareholders or the other Shareholders Indemnified Persons.

          11.4 INTENTIONALLY OMITTED.

          11.5 TIME LIMITATIONS.

               (a) If the Closing occurs, the Majority Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.12, 3.23, 3.25 and 3.27, unless on or before the first anniversary of the Closing Date, Buyer notifies the Majority Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 3.3, 3.12, 3.23, 3.25, or 3.27, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

               (b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 5.3, 5.12, 5.23, 5.25 or 5.27, unless on or before the first anniversary of the Closing Date, the Majority Shareholders notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Majority Shareholders; a claim with respect to Sections 5.3, 5.12, 5.23,
5.25 or 5.27, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

          11.6 LIMITATIONS ON AMOUNT--THE MAJORITY SHAREHOLDERS. The Majority Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause
(c) of Section 11.2 until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000. The Majority Shareholders' total liability for breaches of representations and warranties of this Agreement shall be limited to $2,500,000. However, this Section 11.6 will not apply to any Breach of any of the Majority Shareholders' representations and warranties of which either Majority Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Majority Shareholder of any covenant or obligation of the Majority Shareholders hereunder, and the Majority Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

          11.7 LIMITATIONS ON AMOUNT--BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause
(a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 11.3 until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000. Buyer's total liability for breaches of representations and warranties of this Agreement shall be limited to $2,500,000. However, this Section 11.7 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

          11.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

               (a) Promptly after receipt by an indemnified party under Sections 11.2, 11.3 or 11.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (b) If any Proceeding referred to in Section 11.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) The Majority Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Majority Shareholders with respect to such a claim anywhere in the world.

     11.9 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     12.  GENERAL PROVISIONS.

          12.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event the Merger is consummated, the surviving corporation shall pay the reasonable fees and expenses of counsel for the Company and the Majority Shareholders. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          12.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, the Majority Shareholders shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Majority Shareholders and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer and the Company will have the right to be present for any such communication.

          12.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and the Majority Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written information stamped "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Majority Shareholders waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

          12.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Majority Shareholders:

               Mr. Ira Rosenberg and Mrs. Alice Rosenberg
               c/o Jodi Kristopher, Inc.
               6015 Bandini Boulevard
               Commerce, California  90040
               Telephone:  (213) 890-8000
               Fax:  (213) 887-9505

          With a copy to:

               Katz, Hoyt, Seigel & Kapor
               11111 Santa Monica Boulevard, 8th Floor
               Los Angeles, California  90025-3369
               Attention:  Jeffrey H. Kapor, Esq.
               Telephone:  (310) 473-1300
               Facsimile:  (310) 473-7138

     and

               Klein & Martin
               2029 Century Park East, Suite 2550
               Los Angeles, CA 90067
               Attention:  Eric Klein, Esq.
               Telephone:  (310) 201-2581
               Facsimile:  (310) 201-0108

     Buyer:

               Pacific Coast Apparel Company, Inc.
               50 Ridgecrest Road
               Kentfield, California 94904
               Attn: Mr. Terrence L. McGovern
               Phone:  (415) 925-0386
               Fax:    (415) 461-2726

     With a copy to:

               Sheppard, Mullin, Richter & Hampton LLP
               333 South Hope Street, 48th Floor
               Los Angeles, California  90071
               Attn:  Jon W. Newby, Esq.
               Phone:  (213) 620-1780
               Fax:    (213) 620-1398

          12.5 ARBITRATION OF DISPUTES.

               (a) All disputes arising under this Agreement shall be settled by binding arbitration in the County of Los Angeles and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Except as specifically provided herein, the arbitration shall proceed in accordance with the laws of the State of California. Either party requesting arbitration shall serve a written demand for arbitration on the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. No later than 20 calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a disinterested person to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, the arbitrator shall be designated by the presiding judge of the Los Angeles Superior Court. No later than 10 calendar days after appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration. In the event that the parties cannot agree on the rules for the arbitration, the arbitrator shall apply the provisions of Sections 1282, 1283 and 1284 of the California Code of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than 120 calendar days after the arbitrator is appointed and shall continue from day to day until completed. The arbitrator shall issue his award in writing no later than 20 calendar days after the conclusion of the hearing. Any party may petition any court having jurisdiction to confirm an award of the arbitrator in accordance with Section 1285 of the California Code of Civil Procedure and any party aggrieved from any such order may appeal that order pursuant to Section 1294 of the California Code of Civil Procedure. All discovery shall be completed no later than the commencement of the arbitration hearing or 120 calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens that period. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration. The arbitrator's decision shall be final and non-appealable except for gross errors of law. The arbitrator shall not have the power to amend this Agreement in any respect.

               (b) The parties agree that all facts and information relating to any arbitration arising under this Agreement shall be kept confidential to the extent possible. The parties agree that all documents filed with any court in connection with the resolution of any dispute hereunder shall be filed under seal. The parties further agree and acknowledge that a claim for damages for breach of the agreement to maintain confidentiality shall not provide an adequate remedy and acknowledge that a claim for specific performance or injunctive relief is appropriate.


               (c) The fact that the dispute resolution procedure specified in this Section 12.5 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement. During the pendency of any such procedure, all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party. All applicable statutes of limitations shall be tolled when a procedure specified in this Section 12.5 is pending. The parties will take such action, if any, required to effectuate such tolling.

          12.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          12.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          12.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          12.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          12.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          12.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          12.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          12.13 GOVERNING LAW. This Agreement will be governed by the internal laws of the State of California without regard to the conflicts of laws principles of such state.

          12.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          12.15 REGISTRATION RIGHTS. The Majority Shareholders shall have, with respect to the PCAC Shares, the registration rights set forth in
Exhibit 12.15 hereto.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                   "BUYER"

                                   Pacific Coast Apparel Company, Inc.


                                   ----------------------------------------
                                   Terrence L. McGovern,
                                   Chairman, Chief Executive Officer and
                                   Secretary

                                   "COMPANY"

                                   Jodi Kristopher, Inc.


                                   --------------------------------------------
                                   Ira Rosenberg, President


                                   --------------------------------------------
                                   Alice Rosenberg, Vice President and Secretary


                                   "Majority Shareholders"


                                   --------------------------------------------
                                   Ira Rosenberg

                                   --------------------------------------------
                                   Alice Rosenberg

                                      Schedule 1

                                    DEFINED TERMS


          "APPLICABLE CONTRACT" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

          "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          "BUYER" -- as defined in the first paragraph of this Agreement.

          "BUYER DISCLOSURE LETTER" -- the disclosure letter delivered by Buyer to Seller concurrently with the execution and delivery of this Agreement.

          "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

          "COMPANY" -- as defined in the Recitals of this Agreement.

          "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement.

          "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "EMPLOYMENT AGREEMENTS" -- as defined in Section 2.3(b)(C).

          "ENCUMBRANCE" -- any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "FACILITIES" -- any real property, leaseholds, or other interests currently owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Company.

          "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

          "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "GOVERNMENTAL BODY" -- any:

               (a)  nation or state;

               (b)  federal or state government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d)  multi-national organization or body; or

               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "LEGAL REQUIREMENT" -- any federal or state administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

          "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

           "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a) such action is consistent as to nature and magnitude with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

          "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

          "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "RELATED PERSON" -- with respect to a particular individual:

               (a)  each other member of such individual's Family;

               (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

               (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

               (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

               (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

               (b) any Person that holds a Material Interest in such specified Person;

               (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

               (d) any Person in which such specified Person holds a Material Interest;

               (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

               (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

          "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SHAREHOLDERS DISCLOSURE STATEMENT" -- the disclosure letter delivered by the Majority Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

          "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

          "TAX" -- Any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                 AGREEMENT OF MERGER

                                          OF

                                JODI KRISTOPHER, INC.

                                    WITH AND INTO

                         PACIFIC COAST APPAREL COMPANY, INC.



          THIS AGREEMENT OF MERGER ("Agreement") is entered into as of ____________, 1999 between Pacific Coast Apparel Company, Inc., a California corporation ("PCAC"), and Jodi Kristopher, Inc., a California corporation ("JKI"), with reference to the following facts:

          A. PCAC is a California corporation authorized to issue 10,000,000 shares of common stock, without par value, of which there are 3,063,000 shares outstanding on the date of this Agreement (the "PCAC Common Stock") and 600,000 shares of preferred stock, without par value, of which no shares are outstanding on the date of this Agreement.

          B. JKI is a California corporation authorized to issue 2,000,000 shares of Class A Common Stock without par value, of which there are outstanding on the date of this Agreement [90] shares (the "JKI Class A Common Stock") and 200,000 shares of Class B Common Stock, without par value, of which there are outstanding on the date of this Agreement 10 shares (the "JKI Class B Common Stock"). PCAC and JKI desire to effect a merger whereby JKI shall merge with and into PCAC (the "Merger") and PCAC shall be the surviving corporation on the terms and conditions set forth herein.

          NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises and of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. MERGER; SURVIVING CORPORATION. Subject to the provisions of this Agreement and the California General Corporation Law, at the Effective Time (as defined below), JKI shall be merged with and into PCAC, and the separate corporate existence of JKI shall cease. PCAC shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California.

          2. ARTICLES OF INCORPORATION. The Articles of Incorporation of PCAC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by law.

          3. BYLAWS. The Bylaws of PCAC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by law.

          4. DIRECTORS. The directors of PCAC immediately after the Effective Time shall be Ira Rosenberg, Alice Rosenberg, ___________, Terrence McGovern and Alan Annex. Such individuals will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

          5. OFFICERS. The officers of PCAC immediately after the Effective Time shall be Ira Rosenberg (Chief Executive Officer and President),
Terrence McGovern (Chairman and Chief Financial Officer) and Alice Rosenberg (Vice President and Secretary). Such individuals will hold office from the Effective Time until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

          6. EFFECTIVE TIME. The parties hereto shall cause this Agreement and officers' certificates to be properly executed and filed on or about the date hereof with the Secretary of State of California. The Merger shall be effective upon such filing. The date and time when the Merger shall have become effective is herein referred to as the "Effective Time."

          7.   CONVERSION OF SHARES.  At the Effective Time:

               (a) Each share of JKI Class A Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled and cease to be outstanding and shall be converted into the right to receive 25,060.90 shares of PCAC Common Stock, 96.46 shares of Series A Preferred Stock, without par value, of PCAC ("PCAC Preferred Stock"), and $14,505.32 of cash (together with the aforementioned shares of PCAC Common Stock and PCAC Preferred Stock, the "Class A Consideration"). Each share of JKI Class B Common Stock (together with the Class A Common Stock, the "Merger Shares") shall, by virtue of the Merger and without any action of the part of the holder thereof, no longer be outstanding and shall be canceled and cease to be outstanding and shall be converted into the right to receive 25,060.90 shares of PCAC Common Stock, 96.46 shares of PCAC Preferred Stock and $14,505.32 in cash (together with the aforementioned shares of PCAC Common Stock and PCAC Preferred Stock, the "Class B Consideration"and, together with the Class A Consideration, the "Merger Consideration"). The Merger Consideration payable with respect to each Merger Share shall be adjusted to appropriately reflect the effect of a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Merger Shares or shares of PCAC Common Stock), reorganization, recapitalization, reclassification or other like change with respect to the Merger Shares or the PCAC Shares occurring or having a record date on or after the date hereof and prior to the Effective Time. No fraction of a PCAC Share shall be issued by virtue of the Merger. Any fractional PCAC Share otherwise issuable to a Shareholder will be rounded up to the nearest whole number.

               (b) Subject to the exercise of dissenters' rights by the holders thereof, each issued and outstanding share of capital stock of PCAC at and as of the Effective Time will remain issued and outstanding and shall be unaffected by the Mergers.

          8. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of JKI shall be closed and there shall be no further registration or transfer of shares of JKI's capital stock on the records of such JKI.

          9. SURRENDER OF STOCK CERTIFICATES AND PAYMENT FOR SHARES. At the Effective Time, the JKI shareholders (a "Shareholder") shall cease to have any rights as shareholders of JKI, except for such rights as they may have pursuant to this Agreement and applicable law. At and after the Effective Time, each Shareholder shall be entitled upon surrender of his or her certificates representing the Merger Shares to the Surviving Corporation to receive, in exchange, the Class A Consideration or Class B Consideration therefor as applicable. From the Effective Time to the date of surrender, each Merger Share certificate shall represent for all purposes only the right to receive the consideration specified herein.

          10. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time: (a) by mutual consent of the Boards of Directors of PCAC and JKI; or (b) in accordance with the terms of the Reorganization Agreement (as defined below).

          11. EFFECT OF TERMINATION. In the event of the termination of this Agreement by either PCAC or JKI as provided in Section 10 above, and without limiting the provisions of Section 10 of the Reorganization Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any of the parties hereto or their respective officers, directors, employees, agents or shareholders.

          12. REORGANIZATION AGREEMENT. The parties to this Agreement, along with the shareholders of JKI, are also parties to a Reorganization Agreement dated as of _____________, 1998 (the "Reorganization Agreement"). The Reorganization Agreement and this Agreement are intended to be construed together in order to effectuate their purposes.

          13. GOVERNING LAW. This Agreement will be governed by the internal laws of the State of California without regard to the conflicts of laws principles of such state.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                                        "PCAC"

                                        PACIFIC COAST APPAREL COMPANY, INC.


                                        By:
                                           --------------------------------
                                           Terrence McGovern, President and
                                           Secretary


                                        "JKI"

                                        JODI KRISTOPHER, INC.



                                        By:
                                           --------------------------------
                                           Ira Rosenberg, President


                                        By:
                                           --------------------------------
                                           Alice Rosenberg, Secretary

                                OFFICER'S CERTIFICATE

                                REGARDING APPROVAL OF

                                 AGREEMENT OF MERGER


          Terrence McGovern hereby certifies that:

          1. I am the President and Secretary of Pacific Coast Apparel Company, Inc., a California corporation (the "Corporation").

          2. The principal terms of the Agreement of Merger, in the form attached hereto, were duly approved by the Board of Directors of the Corporation.

          3. The principal terms of the Agreement of Merger, in the form attached hereto, were duly approved by the holders of ____% of the outstanding shares of the Corporation's common stock, without par value.

          4. The Corporation is authorized to issue 10,000,000 shares of common stock, without par value, of which 3,063,000 shares are outstanding, and 600,000 shares of preferred stock, without par value, of which no shares are outstanding.

          I further declare under penalty of perjury under the law of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE:  __________________, 1999



                                        --------------------------------
                                        Terrence McGovern,
                                        President and Secretary

                                OFFICERS' CERTIFICATE

                                REGARDING APPROVAL OF

                                 AGREEMENT OF MERGER


          Ira Rosenberg and Alice Rosenberg hereby certify that:

          1. We are the President and Secretary, respectively of Jodi Kristopher, Inc., a California corporation (the "Corporation").

          2. The principal terms of the Agreement of Merger, in the form attached hereto, were duly approved by the Board of Directors and shareholders of the Corporation.

          3. The principal terms of the Agreement of Merger, in the form attached hereto, were duly approved by the holders of 100% of the outstanding shares of the Corporation entitled to vote thereon.

          4. The Corporation is authorized to issue 2,000,000 shares of Class A Common Stock, without par value, of which [90] shares are outstanding and 200,000 shares of Class B Common Stock, without par value, of which 10 shares are outstanding.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  __________________, 1999


                                        --------------------------------
                                        Ira Rosenberg, President


                                        --------------------------------
                                        Alice Rosenberg, Secretary

                                       RELEASE

          This Release is being executed and delivered in accordance with
Section 2.3(b)(i)(B) of that certain Reorganization Agreement dated
       , 1998 (the "Agreement"), by and among Pacific Coast Apparel Company, Inc., a California corporation ("Buyer"), Jodi Kristopher, Inc., a California corporation, dba City Triangles (the "Company"), Ira Rosenberg, Alice Rosenberg and Jan Smith (together, "Sellers" and each, a "Seller"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

          Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to consummate the merger with and into Buyer under the Agreement (the "Merger") and that Buyer is relying on this Release in consummating such Merger.

          Each Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to consummate the Merger with and into the Company pursuant to the Agreement, hereby agrees as follows:

          Each Seller, on behalf of himself or herself and each of his or her Related Persons, hereby releases and forever discharges the Buyer, the Company, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, contracts or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; PROVIDED, HOWEVER, that nothing contained herein shall operate to release any obligations of Buyer arising under the Agreement or any obligation of the Company which obligation has been disclosed in the Agreement (e.g., identified transactions with Related Persons of Sellers or the Company which are to remain in effect after the Closing).

          This Release shall be effective as a full and final accord and satisfaction of the claims set forth in the preceding paragraph. In furtherance of this intention, each Seller specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each Seller acknowledges that Section 1542, and any equivalent provisions in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which he or she does not know exist or may exist.
Nonetheless, Sellers each agree that the waiver of Section 1542 and its equivalents is a material portion of the releases intended by this Release, and such Seller, therefore, intends to waive all protection provided by
Section 1542 and its equivalents. Each Seller is aware that he or she may hereafter discover claims or facts that were unknown or unanticipated at the time this Release was executed in addition to or different from those he or she now knows or believes to be true with respect to the matters related herein, which might have materially affected his or her decision to execute this Release. Notwithstanding the discovery or existence of any additional or different claims or facts, it is the intention of each Seller to fully, finally and forever settle and release all such matters, and all claims relative thereto, that do now exist, may exist, or have existed. EACH SELLER EXPRESSLY ASSUMES THE RISK OF SUCH UNKNOWN AND UNANTICIPATED CLAIMS AND
AGREES THAT THIS RELEASE APPLIES TO ALL SUCH UNKNOWN AND UNANTICIPATED CLAIMS.

          Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

          Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

          If any provision of this Release is held invalid or unenforceable by any court of competent Jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the internal laws of the State of California without regard to principles of conflicts of law of such state.

          All words used in this Release will be construed to be of such gender or number as the circumstances require.

          IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this ____ day of ____________________, 199__.


                                        ------------------------------------
                                        Ira Rosenberg


                                        ------------------------------------
                                        Alice Rosenberg


                                        ------------------------------------
                                        Jan Smith

                                 ______________, 1998



Ira Rosenberg

     Re:  Employment Agreement
          --------------------

Dear Ira:

     When executed by you ("Executive") and by a duly authorized representative of Pacific Coast Apparel Company, Inc., a California Corporation ("Company"), this Employment Agreement (the "Agreement") will set forth the terms and conditions of Executive's employment.

1.  SERVICES

     1.1 EMPLOYMENT. Company employs Executive during the Term (as hereinafter defined) to serve as the President and Chief Executive Officer of Company ("Services"). Executive shall comply with all of the reasonable and customary employment policies of the Company. The Services shall be generally performed at the principal offices of Company in Los Angeles, California. In addition, the Services may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with his past practices and the reasonable business needs of the Company. Executive agrees to perform such Services in a competent and professional manner, consistent with the skills to be possessed by a senior executive officer in Company's business.

     1.2 REPORTING REQUIREMENTS. Executive shall report to the Board of Directors of Company.

     1.3 DUTIES. Executive shall be employed as President and Chief Executive Officer of Company. It is understood and agreed that Executive's power and authority in his capacity as President and Chief Executive Officer of Company shall be superior to that of any other officer, executive or employee of Company. Executive's duties and responsibilities shall be determined by the Board of Directors, and shall be consistent with his past practices; such duties and responsibilities may include oversight management of the following:

          -    Finance

Ira Rosenberg

_____________, 1998
Page 2

          -    Operations

          -    Administration

          -    Merchandising

     1.4  TERM/EXCLUSIVITY

          1.4.1 The Term of this Agreement shall commence on the date hereof and shall end on a date which is five (5) years from the date hereof, unless sooner terminated in accordance with the provisions of this Agreement (the "Initial Term"). The Initial Term shall be extended automatically for one (1) year periods ("Contract Year"), unless this Agreement shall have been terminated by the written notice of either Company or Executive at least ninety (90) days before the end of the Initial Term or the current Contract Year after the Initial term as applicable. As used herein, "Term" shall refer to the Initial Term and each Contract Year thereafter.

          1.4.2  The Services shall be rendered on a full time basis.

          1.4.3  Executive may own (without violating the terms hereof):

                 A. securities of any corporation which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded as long as Executive is not part of any control group of such a corporation which is directly or indirectly in competition with Company; and

                 B. any securities of a partnership, trust, corporation or other person so long as Executive remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and so long as such entity is not, directly or indirectly, in competition with Company.

     1.5 CONFIDENTIALITY. Executive acknowledges that his services will, throughout the Term, bring Executive into close contact with many confidential affairs of Company, including, without limitation, information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development ("Company Information"). In recognition of the foregoing, Executive covenants and agrees:

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Page 3

          1.5.1 that Executive will keep secret all confidential matters of Company and will not disclose Company Information to anyone outside of Company, or use any such Confidential Information, either during or after the Term, except with Company's written consent and except for such disclosure or use as is necessary in the performance of Executive's duties during the Term or as may otherwise be required by law; and

          1.5.2 that Executive will deliver promptly to Company on termination of the Term or at any other time Company may so request, at Company's expense, all memoranda, notes, records, reports, other documents and physical representations(and all copies thereof) relating to Company Information, which Executive obtained while employed by, or otherwise serving or acting on behalf of, Company or which Executive may then possess or have under his control.

     1.6 INDEMNIFICATION. Executive shall be entitled to be indemnified for things that occurred during the Term even if the claim is made following termination or expiration, to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of Company or to the fullest extent permitted by law, whichever is greater, notwithstanding any future changes therein, to the extent permitted by applicable law at the time of the assertion of any liability against Executive, and to the most favorable indemnification provisions or agreements available to any other senior executive of the Company.

2.   COMPENSATION

     As compensation and consideration for all Services provided by Executive during the Term pursuant to this Agreement, Company agrees to pay to Executive the compensation set forth below.

     2.1 FIXED ANNUAL COMPENSATION. Executive shall receive a fixed annual compensation ("Fixed Annual Compensation") in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00) per annum. Executive's Fixed Annual Compensation shall be payable in equal installments on Company's regular pay dates commencing after the date hereof, subject to any withholding which Company may make for income tax or other purposes as may be required by law or as requested by Executive. The Fixed Annual Compensation will be reviewed by the Board of Directors not less frequently then annually, and may be adjusted in the sole discretion of the Board of Directors, but in no event will the Fixed Annual Compensation be less than Three Hundred Fifty Thousand Dollars ($350,000.00) per year, nor will the Supplemental Compensation (as described in Section 2.2 hereof) be less than Fifty Thousand Dollars ($50,000.00) per year.

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     2.2  SUPPLEMENTAL AND INCENTIVE COMPENSATION. In addition to Fixed Annual
Compensation, Executive shall receive supplemental and incentive compensation as follows:

          2.2.1 For each contract year of this Agreement, Executive shall receive an supplemental compensation in the amount of Fifty Thousand Dollars ($50,000.00) ("Supplemental Compensation"), payable in twelve (12) equal monthly payments on the last day of each month commencing as of the last day of the month following execution of this Agreement.

          2.2.2 Executive shall, in addition to Fixed Annual Compensation and Supplemental Compensation, receive a bonus of four percent (4%) of the Pre-Tax Financial Income (as hereinafter defined) of the Company (the "Incentive Compensation"), to be calculated on a fiscal year basis by the Company's regular independent certified public accountant; provided, however, that the amount of Incentive Compensation payable to Executive shall be no more than One Hundred Seventy-Five Thousand Dollars ($175,000.00). The Incentive Compensation shall be earned by Executive on the last day of the applicable fiscal year and shall be paid to Executive no later than thirty (30) days after completion of Company's audited financial statements for such fiscal year.

          2.2.3 For the purposes of this Agreement, Pre-Tax Financial Income shall be defined as income prior to payments by Company for income taxes and before an allocation to Company, if any, of expenses relating to the merger between Company and Jodi Kristopher, Inc. or any subsequent merger or acquisition. Such "merger" or "acquisition" expenses may include, but are not limited to, amortization of intangible assets, interest on merger debt incurred, expenses related to any SEC filings and any Board of Directors fees.

     2.3 ADDITIONAL BENEFITS. In addition to and without limiting any other provision hereof, Executive shall be entitled to participate in any profit-sharing, pension, health, including dependent coverage, vacation, insurance or other plans, benefits or policies available from time to time to the senior executive employees of Company and not duplicative (or specifically excluded or waived herein) of those provided herein on the terms generally applicable to such employees. Executive will be entitled to reimbursement of his reasonable and customary and documented business expenses incurred on behalf of Company or company's Affiliates, including business class air travel, in accordance with the Company's reimbursement policies as in effect from time to time. Company shall provide Executive with an automobile and mobile telephone, mutually acceptable to Executive and Company, for business purposes. Company shall be responsible for all costs associated with such automobile, including but not limited to, the maintenance, repair and insurance thereof (collectively "Additional Benefits").

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     2.4  VACATION.  During each year of the Term, Executive shall be entitled to four (4) weeks of paid vacation in accordance with the Company's vacation policy as in effect from time to time.

3.   TERMINATION

     3.1  TERMINATION BY COMPANY.

          3.1.1 EXECUTIVE'S MATERIAL BREACH. Company shall have the right, at its election, to terminate Executive's employment by the Company for cause, by written notice to Executive. "Cause" is defined for this purpose to mean (i) material and repeated instances of misconduct or habitual violation of Company's published policies or procedures; (ii) a single willful act so grievous as to constitute the equivalent of such repeated instances, including, without limitation, the commission of a felony, theft, misappropriation of Company's assets or sexual harassment; (iii) willful unauthorized disclosure of confidential information related to customers, employees or general business practices or strategies; (iv) a material breach of any material covenant, condition, agreement or term of this Agreement, or that certain Noncompetition Agreement of even date herewith between Company and Executive; (v) Executive's breach of any of his fiduciary duties of loyalty to Company; or (vi) willful and material failure to obey any specific lawful written direction from the Board of Directors ("Executive's Material Breach"); "Cause" and "Executive's Material Breach" shall be deemed to exist as a result of the circumstances described in any of the clauses (i), (iv) and (vi) above only if Company shall have given written notice to Executive specifying the claimed cause or breach, and, provided such cause or breach is curable, Executive fails to correct to the reasonable satisfaction of Company's Board of Directors the claimed breach or fails to alter the objectionable pattern of conduct specified in the applicable written notice as soon as practical thereafter but no later than thirty (30) days after receipt of the applicable written notice or such longer time as may be reasonably required by the nature of the claimed cause or breach, but in no event more than sixty (60) days.

          3.1.2 EARLY TERMINATION. Company shall also have the right, at its election, to terminate Executive's employment prior to expiration of the Term without Cause, by thirty (30) days prior written notice to Executive.

          3.1.3  EFFECT OF TERMINATION BY COMPANY.

                 A. Should the Term be terminated by Company for Cause, Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to

                                          5
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Page 6

any Incentive Compensation, Additional Benefits or Supplemental Compensation except those earned by Executive prior to the date of termination.

                 B. Should Executive's employment be terminated by Company without Cause in accordance with Paragraph 3.1.2, Company shall pay to Executive his Fixed Annual Compensation plus Incentive Compensation for the lesser of (i) twelve (12) months, or (ii) what would have been the balance of the Term had Executive's employment not been terminated by Company, subject to any withholding which Company may make for income tax or other purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.1.3 Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, Special Benefits or Additional Benefits accruing from the date of termination or thereafter. Incentive Compensation for the fiscal year in which Executive's employment is terminated shall be pro rated based upon the number of calendar days Executive was employed by Company in said fiscal year divided by 365 days, multiplied by the Pre-Tax Financial Income for such year and shall be paid to Executive within thirty (30) days after the completion of the Company's audited financial statements for the applicable fiscal year.

                 C. If Executive's employment with the Company is terminated either by the Company without Cause or by the Employee pursuant to paragraphs
3.2.1 or 3.2.2 hereof within three (3) months prior to or twelve (12) months after a Change of Control after the date hereof, as defined below, the Company shall pay Executive in satisfaction of this Agreement a lump sum cash payment equal to the amount of his Fixed Annual Compensation, Incentive Compensation and the cash value of any and all benefits including, but not limited to, health, life, disability and other insurance benefits which Executive would have earned had he remained employed with the Company for the remainder of the Term. If the foregoing is characterized under Section 280G of the Internal Revenue Code (the "Code") as "excess parachute payment" (as defined therein), the maximum amount payable to Employee shall be limited to 2.99 times the base amount (as defined therein) (e.g. such amount which is the highest allowable payment without invoking the excise tax imposed by Section 280G of the Code).

The term "Change of Control" shall be defined as the (i) sale or transfer of more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of the Company in one or a series of transactions to a single buyer or group of persons acting in concert (but shall not include any sale or transfer to the extent that such is made to a shareholder or shareholders of the Company who owned shares of the Company's common stock as of the date of this Agreement), (ii) sale of all or substantially all of the assets of the Company, or (iii) the persons constituting the Company's Board of Directors at the date hereof, together with each new director whose election, or nomination for election by the Company's shareholders, was


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previously approved, or is approved within thirty (30) days after his election or nomination, by a vote of at least two-thirds (2/3) of the directors in office prior to this election as a director (the "Existing Directors") cease for any reason whatsoever at any time to constitute at least a majority of the Company's Board of Directors. Notwithstanding the foregoing, the term "Change of Control" shall not include any initial or secondary public offering of the common stock of the Company or any transaction with a subsidiary or affiliates of the Company. Upon payment to Executive of the lump sum payment hereunder, this Agreement shall terminate (except as to such provisions hereof which expressly survive termination) and Executive shall have no further obligations or liabilities of any kind to the Company.

     3.2  TERMINATION BY EXECUTIVE.

          3.2.1. COMPANY'S MATERIAL BREACH. Executive shall have the right, at his election, to terminate employment by written notice to Company to that effect if Company shall have failed to substantially perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided, and, if such breach is curable, termination for Company's Material Breach will not be effective until Executive shall have given written notice specifying the claimed breach and Company fails to correct to the reasonable satisfaction of Executive the claimed breach within thirty (30) days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach (but within ten (10) days, if the failure to perform is a failure to pay monies when due under the terms of this Agreement).

          3.2.2 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may also terminate this Agreement for "Good Reason" upon thirty (30) days prior written notice to the Company. For the purposes of this Agreement, "Good Reason" shall mean (i) a substantial reduction in Executive's position or authority at the Company without his written consent, (ii) a reduction in Executive's Fixed Annual Compensation, or (iii) the request that the Executive render services outside of Los Angeles County, California or the relocation of the Company's headquarters outside of Los Angeles County, California; provided, however, that the foregoing shall not apply as to reasonable business travel commensurate with Executive's position.

          3.2.3 EARLY TERMINATION. Executive shall also have the right, at his election, to terminate his employment prior to expiration of the Term, by thirty (30) days prior written notice to the Company. Upon said termination, Executive shall only be entitled to his Fixed Annual Compensation and other compensation, but not Incentive Compensation, earned as of the date of said termination.

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          3.2.4  EFFECT OF TERMINATION BY EXECUTIVE.  Should the Term be
terminated by Executive by reason of Company's Material Breach or for Good Reason, Company shall immediately pay to Executive all of Executive's Fixed Annual Compensation and Supplemental Compensation subject to any withholding which Company may make for income tax or other purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.2.4, Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, Supplemental Compensation or Additional Benefits earned after the date of termination or thereafter. Incentive Compensation for the fiscal year in which the Term is terminated shall be pro rated based upon the number of calendar days employed by Company divided by 365 days, multiplied by the Pre-Tax Financial Income for such year and shall be paid to Executive no later than thirty (30) days after completion of Company's audited financial statements for such fiscal year.

     3.3  EXECUTIVE'S DEATH OR DISABILITY.

          3.3.1 DEATH. The Term shall immediately terminate upon Executive's death.

          3.3.2 DISABILITY. As used herein, the term "Disability" shall mean Executive becoming materially unable to perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability continuing for any six consecutive months during any twelve consecutive months of the Term ("Disability Period") as may be determined solely by a physician selected by Company and Executive whose decision shall be conclusive and binding upon both the Company and the Executive. The Term shall terminate at the end of the Disability Period.

          3.3.3  EFFECT OF DEATH OR DISABILITY.

                 A. FIXED ANNUAL COMPENSATION AND ADDITIONAL BENEFITS. Should the Term be terminated in accordance with the provisions of Paragraphs 3.3.1 or
3.3.2 by reason of Executive's death or Disability, Executive or his estate (as the case may be) shall be entitled to receive Fixed Annual Compensation, Supplemental Compensation and Incentive Compensation accrued through the date of his death or termination of Executive's employment as a result of disability, Incentive Compensation shall be calculated on a pro rata basis during the fiscal year of such Death or Disability as provided in Section 3.1.3B, Executive or his estate (as the case may be) shall not accrue any Additional Benefits accruing to Executive after the date of termination.

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Ira Rosenberg

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Page 9

                 B. Company shall not have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate the Term due to Disability prior to the expiration of the Disability Period.

4.   STOCK OPTIONS.   Executive shall be eligible to receive, at the discretion
of the Board of Directors of the Company, grants of stock options or awards or similar benefits as may be adopted by the Company from time to time ("Stock Options").

5. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants to the Company that Executive has the capacity to execute, deliver and perform this Agreement, and that the execution, delivery and performance of this Agreement will not result in a breach of any contract or agreement to which Executive is a party. Executive agrees to indemnify the Company for any and all claims, demands, damages, liabilities, losses, and causes of actions arising out of a breach by Executive of the foregoing representations and warranties.

6.   GENERAL

     6.1 APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual compensation or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

     6.2 WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other party relies on an instrument in writing, signed by the party to be charged, specifically reciting that the other party may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to

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Ira Rosenberg

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Page 10

exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

     6.3 NOTICES. Any notice which Company is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive personally, or by sending it to Executive by certified mail, telex, telecopy or telegraph, at the address set forth on page 1 hereof, or such substitute address as Executive may from time to time designate by notice to Company. Any notice which Executive is required or may desire to serve upon Company hereunder shall be served in writing and may be served by delivering it personally or by sending it by mail, telex or telegraph to the address set forth on page 1 hereof, attention of the President, or such other substitute addresses as Company may from time to time designate by notice to Executive, with copies to Jeffrey Kapor, Esq., Katz, Hoyt, Seigel & Kapor, 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025-3342. Any notices or communications sent by telex or telecopy shall be also sent by mail.

     6.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

     6.5 MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, and prior written agreements with respect to the subject matter hereof.

     6.6 ARBITRATION. Notwithstanding anything to the contrary contained herein, any claim, dispute or controversy arising out of, or relating to any section of this Agreement (other than Section 1.6) or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement (other than Section 1.6), including, without limitation, the determination of "good cause", shall, by written notice of either Executive or Company, be settled on an expedited basis by binding arbitration in California before a single arbitrator mutually agreeable to the parties hereto, and if no agreement is reached, before three

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Ira Rosenberg

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Page 11

arbitrators selected in accordance with the Rules of the American Arbitration Association then in effect, which arbitration shall be conducted in accordance with such Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. The arbitrator's decision shall be non-reviewable except for gross errors of law. The arbitrator shall not have the power to amend this Agreement in any respect or to award punitive or exemplary damages. Any payments to be made as a result of such arbitration shall include interest.

     6.7 ATTORNEYS' FEES. Should any action be brought to enforce any of the terms or conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     Please confirm your agreement to the foregoing by signing below where indicated.

                                   Very truly yours,
                                   Pacific Coast Apparel Company, Inc.,
                                   a California corporation


                                   By
                                      ----------------------------------


AGREED AND ACCEPTED
this ____ day of _____________, 1998:


-------------------------------
IRA ROSENBERG

                                 ______________, 1998


Alice Rosenberg



     Re:  Employment Agreement
          --------------------

Dear Alice:

     When executed by you ("Executive") and by a duly authorized representative of Pacific Coast Apparel Company, Inc., a California Corporation ("Company"), this Employment Agreement (the "Agreement") will set forth the terms and conditions of Executive's employment.

1.  SERVICES

     1.1 EMPLOYMENT. Company employs Executive during the Term (as hereinafter defined) to serve as the Vice President and Secretary of Company ("Services"). Executive shall comply with all of the reasonable and customary employment policies of the Company. The Services shall be generally performed at the principal offices of Company in Los Angeles, California. In addition, the Services may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with her past practices and the reasonable business needs of the Company. Executive agrees to perform such Services in a competent and professional manner, consistent with the skills to be possessed by a senior executive officer in Company's business.

     1.2 REPORTING REQUIREMENTS. Executive shall report to the Board of Directors of Company.

     1.3 DUTIES. Executive's duties and responsibilities as Vice President and Secretary of the Company shall be determined by the Board of Directors, and shall be consistent with her past practices. Executive's duties and responsibilities may include, but shall not be limited to, oversight management of production and the purchase of piece goods.

     1.4   TERM/EXCLUSIVITY

          1.4.1 The Term of this Agreement shall commence on the date hereof and shall end on a date which is five (5) years from the date hereof, unless sooner terminated in

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Alice Rosenberg
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Page 2

accordance with the provisions of this Agreement (the "Initial Term"). The Initial Term shall be extended automatically for one (1) year periods ("Contract Year"), unless this Agreement shall have been terminated by the written notice of either Company or Executive at least ninety (90) days before the end of the Initial Term or the current Contract Year after the Initial term as applicable. As used herein, "Term" shall refer to the Initial Term and each Contract Year thereafter.

          1.4.2  The Services shall be rendered on a full time basis.

          1.4.3  Executive may own (without violating the terms hereof):

                 A. securities of any corporation which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded as long as Executive is not part of any control group of such a corporation which is directly or indirectly in competition with Company; and

                 B. any securities of a partnership, trust, corporation or other person so long as Executive remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and so long as such entity is not, directly or indirectly, in competition with Company.

     1.5 CONFIDENTIALITY. Executive acknowledges that her services will, throughout the Term, bring Executive into close contact with many confidential affairs of Company, including, without limitation, information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development ("Company Information"). In recognition of the foregoing, Executive covenants and agrees:

          1.5.1 that Executive will keep secret all confidential matters of Company and will not disclose Company Information to anyone outside of Company, or use any such Confidential Information, either during or after the Term, except with Company's written consent and except for such disclosure or use as is necessary in the performance of Executive's duties during the Term or as may otherwise be required by law; and

          1.5.2 that Executive will deliver promptly to Company on termination of the Term or at any other time Company may so request, at Company's expense, all memoranda, notes, records, reports, other documents and physical representations (and all copies thereof) relating to Company Information, which Executive obtained while employed by, or otherwise

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Alice Rosenberg
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Page 3

serving or acting on behalf of, Company or which Executive may then possess or have under her control.

     1.6 INDEMNIFICATION. Executive shall be entitled to be indemnified for things that occurred during the Term even if the claim is made following termination or expiration, to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of Company or to the fullest extent permitted by law, whichever is greater, notwithstanding any future changes therein, to the extent permitted by applicable law at the time of the assertion of any liability against Executive, and to the most favorable indemnification provisions or agreements available to any other senior executive of the Company.

2.   COMPENSATION

     As compensation and consideration for all Services provided by Executive during the Term pursuant to this Agreement, Company agrees to pay to Executive the compensation set forth below.

     2.1 FIXED ANNUAL COMPENSATION. Executive shall receive a fixed annual compensation ("Fixed Annual Compensation") in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00) per annum. Executive's Fixed Annual Compensation shall be payable in equal installments on Company's regular pay dates commencing after the date hereof, subject to any withholding which Company may make for income tax or other purposes as may be required by law or as requested by Executive. The Fixed Annual Compensation will be reviewed by the Board of Directors not less frequently then annually, and may be adjusted in the sole discretion of the Board of Directors, but in no event will the Fixed Annual Compensation be less than Three Hundred Fifty Thousand Dollars ($350,000.00) per year, nor will the Supplemental Compensation (as described in Section 2.2 hereof) be less than Fifty Thousand Dollars ($50,000.00) per year.

     2.2 SUPPLEMENTAL AND INCENTIVE COMPENSATION. In addition to Fixed Annual Compensation, Executive shall receive supplemental and incentive compensation as follows:

          2.2.1 For each contract year of this Agreement, Executive shall receive supplemental compensation in the amount of Fifty Thousand Dollars ($50,000.00) ("Supplemental Compensation"), payable in twelve (12) equal monthly payments on the last day of each month commencing as of the last day of the month following execution of this Agreement.

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Alice Rosenberg
_____________, 1998
Page 4

          2.2.2 Executive shall, in addition to Fixed Annual Compensation and Supplemental Compensation, receive a bonus of four percent (4%) of the Pre-Tax Financial Income (as hereinafter defined) of the Company ("Incentive Compensation"), to be calculated on a fiscal year basis by the Company's regular independent certified public accountant; provided, however, that the amount of Incentive Compensation payable to Executive shall be no more than One Hundred Seventy-Five Thousand Dollars ($175,000.00). The Incentive Compensation shall be earned by Executive on the last day of the applicable fiscal year and shall be paid to Executive no later than thirty (30) days after completion of Company's audited financial statements for such year.

          2.2.3 For the purposes of this Agreement, Pre-Tax Financial Income shall be defined as income prior to payments by Company for income taxes and before an allocation to Company, if any, of expenses relating to the merger between Company and Jodi Kristopher, Inc. or any subsequent merger or acquisition. Such "merger" or "acquisition" expenses may include, but are not limited to, amortization of intangible assets, interest on merger debt incurred, expenses related to any SEC filings and any Board of Directors fees.

     2.3 ADDITIONAL BENEFITS. In addition to and without limiting any other provision hereof, Executive shall be entitled to participate in any profit-sharing, pension, health, including dependent coverage, vacation, insurance or other plans, benefits or policies available from time to time to the senior executive employees of Company and not duplicative (or specifically excluded or waived herein) of those provided herein on the terms generally applicable to such employees. Executive will be entitled to reimbursement of her reasonable and customary and documented business expenses incurred on behalf of Company or company's Affiliates, including business class air travel, in accordance with the Company's reimbursement policies as in effect from time to time. Company shall provide Executive with an automobile and mobile telephone, mutually acceptable to Executive and Company, for business purposes. Company shall be responsible for all costs associated with such automobile, including but not limited to, the maintenance, repair and insurance thereof (collectively "Additional Benefits").

     2.4 VACATION. During each year of the Term, Executive shall be entitled to four (4) weeks of paid vacation in accordance with the Company's vacation policy as in effect from time to time.

Alice Rosenberg
_____________, 1998
Page 5

3.   TERMINATION

     3.1  TERMINATION BY COMPANY.

          3.1.1 EXECUTIVE'S MATERIAL BREACH. Company shall have the right, at its election, to terminate Executive's employment by the Company for cause, by
written notice to Executive.   "Cause" is defined for this purpose to mean (i)
material and repeated instances of misconduct or habitual violation of Company's published policies or procedures; (ii) a single willful act so grievous as to constitute the equivalent of such repeated instances, including, without limitation, the commission of a felony, theft, misappropriation of Company's assets or sexual harassment; (iii) willful unauthorized disclosure of confidential information related to customers, employees or general business practices or strategies; (iv) a material breach of any material covenant, condition, agreement or term of this Agreement, or that certain Noncompetition Agreement of even date herewith between Company and Executive; (v) Executive's breach of any of her fiduciary duties of loyalty to Company; or (vi) willful and material failure to obey any specific lawful written direction from the Board of Directors ("Executive's Material Breach"); "Cause" and "Executive's Material Breach" shall be deemed to exist as a result of the circumstances described in any of the clauses (i), (iv) and (vi) above only if Company shall have given written notice to Executive specifying the claimed cause or breach, and, provided such cause or breach is curable, Executive fails to correct to the reasonable satisfaction of Company's Board of Directors the claimed breach or fails to alter the objectionable pattern of conduct specified in the applicable written notice as soon as practical thereafter but no later than thirty (30) days after receipt of the applicable written notice or such longer time as may be reasonably required by the nature of the claimed cause or breach, but in no event more than sixty (60) days.

          3.1.2 EARLY TERMINATION. Company shall also have the right, at its election, to terminate Executive's employment prior to expiration of the Term without Cause, by thirty (30) days prior written notice to Executive.

          3.1.3  EFFECT OF TERMINATION BY COMPANY.

                 A. Should the Term be terminated by Company for Cause, Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, Additional Benefits or Supplemental Compensation except those earned by Executive prior to the date of termination.

                 B. Should Executive's employment be terminated by Company without Cause in accordance with Paragraph 3.1.2, Company shall pay to Executive her Fixed Annual

Alice Rosenberg
_____________, 1998
Page 6

Compensation plus Incentive Compensation for the lesser of (i) twelve (12) months, or (ii) what would have been the balance of the Term had Executive's employment not been terminated by Company, subject to any withholding which Company may make for income tax or other purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.1.3 Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, Special Benefits or Additional Benefits accruing from the date of termination or thereafter. Incentive Compensation for the fiscal year in which Executive's employment is terminated shall be pro rated based upon the number of calendar days Executive was employed by Company in said fiscal year divided by 365 days, multiplied by the Pre-Tax Financial Income for such year and shall be paid to Executive within thirty (30) days after the completion of the Company's audited financial statements for the applicable fiscal year.

                 C. If Executive's employment with the Company is terminated either by the Company without Cause or by the Employee pursuant to paragraphs
3.2.1 or 3.2.2 hereof within three (3) months prior to or twelve (12) months after a Change of Control after the date hereof, as defined below, the Company shall pay Executive in satisfaction of this Agreement a lump sum cash payment equal to the amount of her Fixed Annual Compensation, Incentive Compensation and the cash value of any and all benefits including, but not limited to, health, life, disability and other insurance benefits which Executive would have earned had he remained employed with the Company for the remainder of the Term. If the foregoing is characterized under Section 280G of the Internal Revenue Code (the "Code") as "excess parachute payment" (as defined therein), the maximum amount payable to Employee shall be limited to 2.99 times the base amount (as defined therein) (e.g. such amount which is the highest allowable payment without invoking the excise tax imposed by Section 280G of the Code).

The term "Change of Control" shall be defined as the (i) sale or transfer of more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of the Company in one or a series of transactions to a single buyer or group of persons acting in concert (but shall not include any sale or transfer to the extent that such is made to a shareholder or shareholders of the Company who owned shares of the Company's common stock as of the date of this Agreement), (ii) sale of all or substantially all of the assets of the Company, or (iii) the persons constituting the Company's Board of Directors at the date hereof, together with each new director whose election, or nomination for election by the Company's shareholders, was previously approved, or is approved within thirty (30) days after her election or nomination, by a vote of at least two-thirds (2/3) of the directors in office prior to this election as a director (the "Existing Directors") cease for any reason whatsoever at any time to constitute at least a majority of the Company's Board of Directors. Notwithstanding

Alice Rosenberg
_____________, 1998
Page 7

the foregoing, the term "Change of Control" shall not include any initial or secondary public offering of the common stock of the Company or any transaction with a subsidiary or affiliates of the Company. Upon payment to Executive of the lump sum payment hereunder, this Agreement shall terminate (except as to such provisions hereof which expressly survive termination) and Executive shall have no further obligations or liabilities of any kind to the Company.

     3.2  TERMINATION BY EXECUTIVE.

          3.2.1. COMPANY'S MATERIAL BREACH. Executive shall have the right, at her election, to terminate employment by written notice to Company to that effect if Company shall have failed to substantially perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided, and, if such breach is curable, termination for Company's Material Breach will not be effective until Executive shall have given written notice specifying the claimed breach and Company fails to correct to the reasonable satisfaction of Executive the claimed breach within thirty (30) days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach (but within ten (10) days, if the failure to perform is a failure to pay monies when due under the terms of this Agreement).

          3.2.2 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may also terminate this Agreement for "Good Reason" upon thirty (30) days prior written notice to the Company. For the purposes of this Agreement, "Good Reason" shall mean (i) a substantial reduction in Executive's position or authority at the Company without his written consent, (ii) a reduction in Executive's Fixed Annual Compensation, or (iii) the request that the Executive render services outside of Los Angeles County, California or the relocation of the Company's headquarters outside of Los Angeles County, California; provided, however, that the foregoing shall not apply as to reasonable business travel commensurate with Executive's position.

          3.2.3 EARLY TERMINATION. Executive shall also have the right, at her election, to terminate her employment prior to expiration of the Term, by thirty (30) days prior written notice to the Company. Upon said termination, Executive shall only be entitled to her Fixed Annual Compensation and other compensation, but not Incentive Compensation, earned as of the date of said termination.

          3.2.4 EFFECT OF TERMINATION BY EXECUTIVE. Should the Term be terminated by Executive by reason of Company's Material Breach or for Good Reason, Company shall immediately pay to Executive all of Executive's Fixed Annual Compensation and Supplemental Compensation subject to any withholding which Company may make for income tax or other

Alice Rosenberg
_____________, 1998
Page 8

purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.2.4, Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, Supplemental Compensation or Additional Benefits earned after the date of termination or thereafter. Incentive Compensation for the fiscal year in which the Term is terminated shall be pro rated based upon the number of calendar days employed by Company divided by 365 days, multiplied by the Pre-Tax Financial Income for such year and shall be paid to Executive no later than thirty (30) days after completion of Company's audited financial statements for such fiscal year.

     3.3   EXECUTIVE'S DEATH OR DISABILITY.

          3.3.1 DEATH. The Term shall immediately terminate upon Executive's death.

          3.3.2 DISABILITY. As used herein, the term "Disability" shall mean Executive becoming materially unable to perform the Services as a result of her permanent or temporary, total or partial, physical or mental disability continuing for any six consecutive months during any twelve consecutive months of the Term ("Disability Period") as may be determined solely by a physician selected by Company and Executive whose decision shall be conclusive and binding upon both the Company and the Executive. The Term shall terminate at the end of the Disability Period.

          3.3.3  EFFECT OF DEATH OR DISABILITY.

                 A. FIXED ANNUAL COMPENSATION AND ADDITIONAL BENEFITS. Should the Term be terminated in accordance with the provisions of Paragraphs 3.3.1 or
3.3.2 by reason of Executive's death or Disability, Executive or her estate (as the case may be) shall be entitled to receive Fixed Annual Compensation, Supplemental Compensation and Incentive Compensation accrued through the date of her death or termination of Executive's employment as a result of disability, Incentive Compensation shall be calculated on a pro rata basis during the fiscal year of such Death or Disability as provided in Section 3.1.3B, Executive or her estate (as the case may be) shall not accrue any Additional Benefits accruing to Executive after the date of termination.

                 B. Company shall not have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate the Term due to Disability prior to the expiration of the Disability Period.

Alice Rosenberg
_____________, 1998
Page 9

4.   STOCK OPTIONS.   Executive shall be eligible to receive, at the discretion
of the Board of Directors of the Company, grants of stock options or awards or similar benefits as may be adopted by the Company from time to time ("Stock Options").

5. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants to the Company that Executive has the capacity to execute, deliver and perform this Agreement, and that the execution, delivery and performance of this Agreement will not result in a breach of any contract or agreement to which Executive is a party. Executive agrees to indemnify the Company for any and all claims, demands, damages, liabilities, losses, and causes of actions arising out of a breach by Executive of the foregoing representations and warranties.

6.   GENERAL

     6.1 APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual compensation or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

     6.2 WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other party relies on an instrument in writing, signed by the party to be charged, specifically reciting that the other party may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

     6.3 NOTICES. Any notice which Company is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive

Alice Rosenberg
_____________, 1998
Page 10

personally, or by sending it to Executive by certified mail, telex, telecopy or telegraph, at the address set forth on page 1 hereof, or such substitute address as Executive may from time to time designate by notice to Company. Any notice which Executive is required or may desire to serve upon Company hereunder shall be served in writing and may be served by delivering it personally or by sending it by mail, telex or telegraph to the address set forth on page 1 hereof, attention of the President, or such other substitute addresses as Company may from time to time designate by notice to Executive, with copies to Jeffrey Kapor, Esq., Katz, Hoyt, Seigel & Kapor, 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025-3342. Any notices or communications sent by telex or telecopy shall be also sent by mail.

     6.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

     6.5 MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, and prior written agreements with respect to the subject matter hereof.

     6.6 ARBITRATION. Notwithstanding anything to the contrary contained herein, any claim, dispute or controversy arising out of, or relating to any section of this Agreement (other than Section 1.6) or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement (other than Section 1.6), including, without limitation, the determination of "good cause", shall, by written notice of either Executive or Company, be settled on an expedited basis by binding arbitration in California before a single arbitrator mutually agreeable to the parties hereto, and if no agreement is reached, before three arbitrators selected in accordance with the Rules of the American Arbitration Association then in effect, which arbitration shall be conducted in accordance with such Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. The arbitrator's decision shall be non-reviewable except for gross errors of law. The arbitrator shall not have the power to amend this Agreement in any respect or to award

Alice Rosenberg
_____________, 1998
Page 11

punitive or exemplary damages. Any payments to be made as a result of such arbitration shall include interest.

     6.7 ATTORNEYS' FEES. Should any action be brought to enforce any of the terms or conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     Please confirm your agreement to the foregoing by signing below where indicated.

                                   Very truly yours,

                                   Pacific Coast Apparel Company, Inc.,
                                   a California corporation


                                   By
                                      -------------------------------------

AGREED AND ACCEPTED
this      day of _____________, 1998:


---------------------------------
ALICE ROSENBERG

                            NONCOMPETITION AGREEMENT



                  This Noncompetition Agreement (the "Agreement") is made as of , 1998, by and among Pacific Coast Apparel Company, Inc., a California corporation ("Buyer"), Jodi Kristopher, Inc., a California corporation, dba City Triangles ("the Company"), and Ira Rosenberg, as holder of 90%, as community property, of all of the outstanding Class A Common Stock of the Company ("Seller"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in that certain Reorganization Agreement, dated as of ___________ __, 1998, by and among Buyer, the Company, Seller and Alice Rosenberg (the "Reorganization Agreement").

                                    RECITALS

                  A. Seller owns 90%, as community property, all of the outstanding Class A Common Stock of the Company (the "Shares").

                  B. Buyer and Seller have entered into the Reorganization Agreement, pursuant to which, the Company shall be merged with and into Buyer (the "Merger").

                  C. In connection with the Merger, Buyer and the Company desire to obtain certain covenants not to compete from Seller. The execution and delivery of this Agreement by Seller is a condition precedent to the obligations of Buyer to consummate the Merger under the Reorganization Agreement. Seller enters into this Agreement in consideration of the execution by Buyer of the Reorganization Agreement and the consummation by Buyer of the transactions contemplated thereby.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                  1. BUSINESS DEFINED. As used herein, the term "Business" means the business carried on by the Company as of the date hereof, or any similar business, including, without limitation, the business of designing and selling women's apparel.

                  2. NONCOMPETITION.

                     (a) During the period commencing on the date hereof and terminating upon the first to occur of (i) the fifth anniversary of the date hereof and (ii) the termination of Seller's employment with the Buyer by the Buyer without cause pursuant to Section 3.1.2, or by Seller due to Buyer's Material Breach or for Good Reason pursuant to Sections 3.2.1 or 3.2.2, of that certain Employment Agreement of even date herewith between the Buyer and Seller (the "Noncompetition Period"), Seller shall not, and Seller shall cause his Affiliates to not, directly or indirectly, carry on a business similar to the Business or to own, enter into, engage in, operate, manage, control, participate in, advise, assist, contribute or give or lend funds to or otherwise finance, be employed by or render services to or consult with, or have a financial or other interest in, any business (including without limitation any division, group or franchise of a larger organization) which competes with the Business (or any part thereof) within (i) each county of the State of California or any part thereof, or (ii) any city, county, state or other political subdivision or geographical area in the United States where customers of the Company are located or the Company otherwise now conducts the Business (collectively, the "Territory"), whether for or by himself or as an employee, independent contractor, agent, shareholder, partner or joint venturer or in any capacity for any other person, individual, corporation, partnership, joint venture or other entity or business organization (a "Person").

                     (b) Seller warrants and represents that neither him nor any of his Affiliates has any financial or other interest in any Person that carries on any activity from which Seller is prohibited under Section 2(a). If, after the date hereof, any Person in which Seller or any of his Affiliates have any financial or other interest engages directly or indirectly in a line of business that competes with the Business within the Territory or otherwise carries on any activity in which Seller is prohibited to engage under Section 2(a), then Seller and his Affiliates shall divest all of their interest in such Person within 30 days after such Person enters such line of business. The requirement to divest as set forth above shall apply only during the Noncompetition Period and not thereafter.

                  3. NONDISPARAGEMENT; REFERRALS. During the Noncompetition Period, Seller agrees that he shall not, and shall cause his Affiliates to not, either directly or indirectly, solicit, induce, attempt to influence, or take any action that may have the effect of discouraging any past or present lessor, licensor, customer, supplier, licensee, business prospect or other business associate of the Company from entering into or maintaining, or causing it to terminate or cease, the same relationships with the Company with respect to the Business after the Closing Date as it maintained with the Company with respect to the Business prior to the Closing Date, and during the Noncompetition Period shall refer, and shall cause their Affiliates to refer, all customer inquiries relating to the Business to the Company as soon as possible after receiving such inquiries.

                  4. ENTIRE AGREEMENT. This Agreement, together with the provisions of the Reorganization Agreement relating hereto, contains the entire agreement of the parties with respect to Seller's covenants not to compete with the Company, and supersedes all prior agreements, written or oral, with respect thereto.

                  5. REMEDIES. Seller acknowledges that, in the event of any breach or anticipatory or threatened breach by him of any of the provisions of this Agreement, the remedies available to Buyer and the Company at law may be inadequate, and hereby agrees that, in addition to any other remedies that may be available to Buyer and the Company, Buyer and the Company shall be entitled to obtain temporary or permanent injunctive relief without the necessity of proving damages. Such remedies shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled (and shall be in addition to divestiture by Seller pursuant to Section 2(b) hereof).

                  6. WAIVER. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  7. NOTICES. Any notice to be given hereunder to any party hereto or Person subject hereto shall be given in the manner provided in the Reorganization Agreement (and shall be deemed to have been given as provided therein), and otherwise as the Persons subject to this Agreement may designate in writing delivered to the parties hereto.

                  8. REFORMATION. In the event a court of competent jurisdiction determines that any of the covenants contained in Sections 2 or 3 or any other provision hereof is unenforceable as written, the parties agree that such court shall, for purposes of enforcing such covenant in such jurisdiction, reform the scope of such covenant to the extent necessary to render such covenant reasonable in scope under the circumstances then obtaining, and that such covenant, as reformed, shall be enforceable in such jurisdiction.

                  9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10. AMENDMENT. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance.

                  11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the state or other jurisdiction where enforcement is sought.

                  12. BINDING NATURE; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by Seller without the written consent of Buyer. Any non-permitted assignment or attempted assignment shall be void.

                  13. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  14. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  15. INTERPRETATION. Each party has negotiated this Agreement at arm's length and agrees that its terms shall not be construed or interpreted in favor of or against any party.

                  IN WITNESS WHEREOF, Buyer, the Company and Seller have duly executed and delivered this Agreement as of the date first above written.

                                        "Buyer"

                                        Pacific Coast Apparel Company, Inc.,
                                        a California corporation

                                        By
                                           ---------------------------------
                                           Terrence L. McGovern,
                                           Chairman and Chief Executive Officer



                                        "Company"

                                        Jodi Kristopher, Inc.,
                                        a California corporation


                                        By
                                           ----------------------------------

                                           -------------------------------------
                                           [Printed Name and Title]



                                        "Seller"


                                         -------------------------------------
                                         Ira Rosenberg

                            NONCOMPETITION AGREEMENT



          This Noncompetition Agreement (the "Agreement") is made as of ____________ ____, 1998, by and among Pacific Coast Apparel Company, Inc., a California corporation ("Buyer"), Jodi Kristopher, Inc., a California corporation, dba City Triangles ("the Company"), and Alice Rosenberg, as holder of 90%, as community property, of all of the outstanding Class A
Common Stock of the Company ("Seller"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in that certain Reorganization Agreement, dated as of _______________, 1998, by and among Buyer, the Company, Seller and Ira Rosenberg (the "Reorganization Agreement").

                                    RECITALS

          A. Seller owns 90%, as community property, all of the outstanding Class A Common Stock of the Company (the "Shares").

          B. Buyer and Seller have entered into the Reorganization Agreement, pursuant to which, the Company shall be merged with and into Buyer (the "Merger").

          C. In connection with the Merger, Buyer and the Company desire to obtain certain covenants not to compete from Seller. The execution and delivery of this Agreement by Seller is a condition precedent to the obligations of Buyer to consummate the Merger under the Reorganization Agreement. Seller enters into this Agreement in consideration of the execution by Buyer of the Reorganization Agreement and the consummation by Buyer of the transactions contemplated thereby.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

          1. BUSINESS DEFINED. As used herein, the term "Business" means the business carried on by the Company as of the date hereof, or any similar business, including, without limitation, the business of designing and selling women's apparel.

          2.   NONCOMPETITION.

               (a) During the period commencing on the date hereof and terminating upon the first to occur of (i) the fifth anniversary of the date hereof and (ii) the termination of Seller's employment with the Buyer by the Buyer without cause pursuant to Section 3.1.2, or by Seller due to Buyer's Material Breach or for Good Reason pursuant to Sections 3.2.1 or 3.2.2, of that certain Employment Agreement of even date herewith between the Buyer and Seller (the "Noncompetition Period"), Seller shall not, and Seller shall cause her Affiliates to not, directly or indirectly, carry on a business similar to the Business or to own, enter into, engage in, operate, manage, control, participate in, advise, assist, contribute or give or lend funds to or otherwise finance, be employed by or render services to or consult with, or have a financial or other interest in, any business (including without limitation any division, group or franchise of a larger organization) which competes with the Business (or any part thereof) within (i) each county of the State of California or any part thereof, or (ii) any city, county, state or other political subdivision or geographical area in the United States where customers of the Company are located or the Company otherwise now conducts the Business (collectively, the "Territory"), whether for or by herself or as an employee, independent contractor, agent, shareholder, partner or joint venturer or in any capacity for any other person, individual, corporation, partnership, joint venture or other entity or business organization (a "Person").

               (b) Seller warrants and represents that neither her nor any of her Affiliates has any financial or other interest in any Person that carries on any activity from which Seller is prohibited under Section 2(a). If, after the date hereof, any Person in which Seller or any of her Affiliates have any financial or other interest engages directly or indirectly in a line of business that competes with the Business within the Territory or otherwise carries on any activity in which Seller is prohibited to engage under Section 2(a), then Seller and her Affiliates shall divest all of their interest in such Person within 30 days after such Person enters such line of business. The requirement to divest as set forth above shall apply only during the Noncompetition Period and not thereafter.

          3. NONDISPARAGEMENT; REFERRALS. During the Noncompetition Period, Seller agrees that she shall not, and shall cause her Affiliates to not, either directly or indirectly, solicit, induce, attempt to influence, or take any action that may have the effect of discouraging any past or present lessor, licensor, customer, supplier, licensee, business prospect or other business associate of the Company from entering into or maintaining, or causing it to terminate or cease, the same relationships with the Company with respect to the Business after the Closing Date as it maintained with the Company with respect to the Business prior to the Closing Date, and during the Noncompetition Period shall refer, and shall cause their Affiliates to refer, all customer inquiries relating to the Business to the Company as soon as possible after receiving such inquiries.

          4. ENTIRE AGREEMENT. This Agreement, together with the provisions of the Reorganization Agreement relating hereto, contains the entire agreement of the parties with respect to Seller's covenants not to compete with the Company, and supersedes all prior agreements, written or oral, with respect thereto.

          5. REMEDIES. Seller acknowledges that, in the event of any breach or anticipatory or threatened breach by her of any of the provisions of this Agreement, the remedies available to Buyer and the Company at law may be inadequate, and hereby agrees that, in addition to any other remedies that may be available to Buyer and the Company, Buyer and the Company shall be entitled to obtain temporary or permanent injunctive relief without the necessity of proving damages. Such remedies shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled (and shall be in addition to divestiture by Seller pursuant to Section 2(b) hereof).

          6. WAIVER. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          7. NOTICES. Any notice to be given hereunder to any party hereto or Person subject hereto shall be given in the manner provided in the Reorganization Agreement (and shall be deemed to have been given as provided therein), and otherwise as the Persons subject to this Agreement may designate in writing delivered to the parties hereto.

          8. REFORMATION. In the event a court of competent jurisdiction determines that any of the covenants contained in Sections 2 or 3 or any other provision hereof is unenforceable as written, the parties agree that such court shall, for purposes of enforcing such covenant in such jurisdiction, reform the scope of such covenant to the extent necessary to render such covenant reasonable in scope under the circumstances then obtaining, and that such covenant, as reformed, shall be enforceable in such jurisdiction.

          9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10. AMENDMENT. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance.

          11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the state or other jurisdiction where enforcement is sought.

          12. BINDING NATURE; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by Seller without the written consent of Buyer. Any non-permitted assignment or attempted assignment shall be void.

          13. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          14. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          15. INTERPRETATION. Each party has negotiated this Agreement at arm's length and agrees that its terms shall not be construed or interpreted in favor of or against any party.

          IN WITNESS WHEREOF, Buyer, the Company and Seller have duly executed and delivered this Agreement as of the date first above written.

                                      "Buyer"

                                      Pacific Coast Apparel Company, Inc.,
                                      a California corporation

                                      By
                                         -------------------------------
                                          Terrence L. McGovern,
                                          Chairman and Chief Executive Officer



                                      "Company"


                                      Jodi Kristopher, Inc.,
                                      a California corporation

                                      By
                                         -------------------------------

                                         -------------------------------
                                         [Printed Name and Title]



                                      "Seller"


                                      ----------------------------
                                      Alice Rosenberg

                             CERTIFICATE OF DETERMINATION

                                        of the

                               SERIES A PREFERRED STOCK
                                 (WITHOUT PAR VALUE)

                                          of

                         PACIFIC COAST APPAREL COMPANY, INC.

                           (Pursuant to Section 401 of the
                 General Corporation Law of the State of California)

                    ----------------------------------------------


     The undersigned, Terrence L. McGovern, does hereby certify that:

     1. He is the duly elected and acting President and Chief Financial Officer of Pacific Coast Apparel Company, Inc., a corporation organized and existing under the General Corporation Law of the State of California (the "Company").

     2. The resolution attached hereto as Exhibit A was adopted by the Board of Directors of the Company as required by Section 401 of the General Corporation Law at a meeting duly called and held on ___________, 199_.

     3. The number of shares of Series A Preferred Stock of the Company is 15,000, of which none have been issued.

     The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in the Certificate of Determination are true and correct of his own knowledge.


Executed at ____________, California
on __________, 199_

                                        --------------------------------
                                        Terrence L. McGovern,
                                        President and Chief Financial Officer

                                      EXHIBIT A

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), this Board of Directors hereby authorizes the issuance of a series of the serial Preferred Stock of the Company (the "Preferred Stock") which shall consist of 15,000 shares of the Company's Preferred Stock, and hereby fixes the powers, designations, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences, and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Articles of Incorporation of the Company which are applicable to the Preferred Stock) as follows:

          Series A Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 15,000. Prior to the issuance of any such shares, such number of shares may be increased or decreased by resolution of the Board of Directors.

     Section 2. RANK. Series A Preferred Stock shall, with respect to dividend rights and rights of liquidation, dissolution and winding up, rank prior to all classes or series of common stock of the Company, including the Company's Common Stock, without par value ("Common Stock"), and each other class of capital stock of the Company, the terms of which provide that such class shall rank junior to the Series A Preferred Stock (the "Junior Preferred Stock"). All equity securities of the company to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock and Junior Preferred Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Company with which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities." All equity securities of the Company to which the Series A Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively referred to herein as the "Senior Securities." The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable for, or securities convertible into or exchangeable for, any of the Junior Securities, Parity Securities and Senior Securities, as the case may be. The Series A

Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities, Senior Securities and, as provided in Section 3(b) hereof, any Additional Shares of Series A Preferred Stock.

     Section 3.     DIVIDENDS.

               (a)  (i)    The holders of shares of Series A Preferred Stock
shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends in cash at the rate of 8% per annum (computed on the basis of a 360 day year of twelve 30-day months) (the "Dividend Rate") on the Liquidation Value (as defined below) of each share of Series A Preferred Stock on and as of the most recent Dividend Payment Date (as defined below). Such dividends shall be payable quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day (as defined below)), in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). "Business Day" means any day except a Saturday, Sunday or other day on which the New York Stock Exchange is closed. The right to such dividends on the Series A Preferred Stock shall be cumulative, and the right to receive such dividends shall accrue to the holders of Series A Preferred Stock.

                    (ii) Each such dividend shall be payable in cash on the Liquidation Value per share of the Series A Preferred Stock, in equal quarterly amounts, to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

                    (iii) Notwithstanding the foregoing, no dividend shall be paid on the Series A Preferred Stock to the extent such dividend is prohibited by law or by the terms of any agreements governing any loans or other credit facilities received or entered into by the Company as in effect from time to time.

               (b) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Series A Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

               (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full, or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities. In no event will cash dividends be paid on Parity Securities when dividends are not payable in cash on the Series A Preferred Stock. In addition, so long as any shares of the Series A Preferred Stock are outstanding, no Parity Securities shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the purchase or redemption of any shares of any such stock) by the Company, directly or indirectly, except as described in the next succeeding sentence or repurchases from employees, directors or consultants pursuant to a plan or agreement approved by the Company's Board of Directors, unless the Series A Preferred Stock has been redeemed, purchased or otherwise acquired (or money paid to or made available for a sinking fund for such redemption, purchase or acquisition) contemporaneously or a sum sufficient for the redemption, purchase or acquisition thereof set apart for such redemption, purchase or acquisition of the Series A Preferred Stock. When the shares of Series A Preferred Stock are not redeemed, purchased, or otherwise acquired in full or a sum sufficient for such redemption, purchase or acquisition is not set apart, as aforesaid, all redemptions, purchases or acquisitions of shares of the Series A Preferred Stock and all redemptions, purchases or acquisitions of any other class or series of Parity Securities shall be effected, ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full.

               (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired, except for repurchases from employees, directors or consultants pursuant to a plan or agreement approved by the Company's Board of Directors.

               (e) Notwithstanding any other provision set forth herein, the payment of dividends on the Series A Preferred Stock shall be subject to the terms of the Senior Securities, if any.

     Section 4.     LIQUIDATION PREFERENCE.

               (a) In the event of any liquidation dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to any share of Series A Preferred Stock, $100.00. Except as provided in the preceding sentences, holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Company's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

               (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes or Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

               (c) In the event the outstanding shares of Series A Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Preferred Stock, the Liquidation Value in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (d) In the event the Corporation effects a stock split or subdivision with respect to the Series A Preferred Stock, the Liquidation Value in effect immediately prior to such stock split or subdivision shall, concurrently with the effectiveness of such stock split or subdivision, be proportionately decreased.

               (e) Notwithstanding any other provision set forth herein, the rights of the Parity Securities and Junior Securities upon the liquidation, dissolution or winding up of the Company shall be subject to the terms of the Senior Securities, if any.


     Section 5.     REDEMPTION.

               (a) REDEMPTION AT THE OPTION OF THE COMPANY. To the extent the Company shall have funds legally available for such payment, the Company may, at its option, redeem shares of Series A Preferred Stock, at any time in whole, or from time to time in part, at redemption prices per share in cash equal to the Liquidation Value, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

               (b) MANDATORY REDEMPTION. On or after _______, 2004, to the extent the Company shall have funds legally available for such payment, upon the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Company shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest (the "Redemption Price").

               (c) STATUS OF REDEEMED SHARES. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of California) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock, except as provided in
Section 3(b).

               (d) FAILURE TO REDEEM. If the Company is unable or shall fail to discharge its obligation to redeem all offered shares of Senior Preferred Stock pursuant to paragraph 5(b) (a "Mandatory Redemption Obligation"), such Mandatory Redemption

Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Company shall not directly or indirectly, redeem, purchase, or otherwise acquire any Junior Securities or Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock or as required pursuant to the terms of the Senior Securities, if any).

               (e) FAILURE TO PAY DIVIDENDS. Notwithstanding the foregoing provisions of this Section 5, unless full cumulative accrued cash dividends payable (whether or not declared) on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods ending on or prior to the applicable redemption date, none of the shares of Series A Preferred Stock shall be redeemed, purchased or otherwise acquired and no sum shall be set aside for such redemption, purchase or other acquisition.


     Section 6.     PROCEDURE FOR REDEMPTION.

               (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Sections 5(a) hereof, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be redeemed PRO RATA (with any fractional shares being rounded to the nearest whole share) according to the number of whole shares held by each holder of the Series A Preferred Stock.

               (b) In the event the Company shall redeem shares of Series A Preferred Stock pursuant to Sections 5(a) or (b), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to the holder to whom the Company has failed to give said notice or whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (c)  In the case of any redemption pursuant to Sections 5(a) or
(b) hereof, notice having been mailed as provided in Section 6(b) hereof, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     Section 7. AMENDMENT. This Certificate of Determination shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

                                    CERTIFICATE OF
                                     SHAREHOLDER
                                          OF
                                JODI KRISTOPHER, INC.


          Jan Smith ("Smith"), as a shareholder of Jodi Kristopher, Inc. (the "Company"), does hereby, pursuant to Section 8.13 of that certain Reorganization Agreement dated as of November 17, 1998 (the "Agreement"), by and among Pacific Coast Apparel Company, Inc., a California corporation ("Buyer"), the Company, Ira Rosenberg and Alice Rosenberg, represent, warrant, certify and agree, for the benefit of Buyer, that:

     1. Smith has read and is familiar with the terms of the Agreement, and acknowledges that he will materially benefit from the consummation of the transactions contemplated thereby and that Buyer's obligation to consummate the same is conditioned upon, among other things, Smith's execution and delivery to Buyer of this Certificate. Defined terms not defined herein shall have the meaning set forth in the Agreement.

     2. Upon the execution and delivery by Smith of (i) a Shareholders' Release (as defined in Section 8.12 of the Agreement), (ii) an Employment Agreement with the Company in the form attached hereto, and
          (iii) this Certificate (collectively, "Smith's Documents"), Smith's Documents will constitute the legal, valid and binding obligations of Smith, enforceable against Smith in accordance with their respective terms. Smith has the absolute and unrestricted right, power, authority and capacity to execute and deliver Smith's Documents and to perform his obligations under Smith's Documents.


     3. Smith's execution, delivery and performance of Smith's Documents and the consummation by Smith of the transactions contemplated therein,
          (i) do not constitute a default or breach (immediately or after the giving of notice and passage of time, or both) under any agreement to which Smith is a party or to which he or by which he is bound, (ii) do not constitute a violation of any applicable law, rule, statute, judgment or order that is applicable to him, (iii) do not result in the creation of a lien or other encumbrance upon, or give to any third party any interest in any of his shares of the capital stock of the Company, except for restrictions generally imposed on transfer by federal and state securities laws, and (iv) do not require the consent of any governmental entity or third party.

     4. Smith (i) is the sole record and beneficial owner (subject to community property laws) of all of his shares of capital stock of the Company, (ii) has good and marketable title to such shares free and clear of any lien or other encumbrance, and (iii) has the full and legal right to transfer good and marketable title to such shares free and clear of any encumbrance and, upon the acquisition of such shares by Buyer under the terms of the Agreement, Buyer shall have good and marketable title to all of the shares of the Company's capital stock owned by Smith immediately prior to such sale.

     5. No representation or warranty of Smith in this Certificate omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.


     6. Smith and his agents have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the transactions contemplated by the Agreement.

     7. The PCAC Shares to be issued to Smith under the Agreement are being acquired for his own account and not on behalf of any other person, and all such PCAC Shares are being acquired by Smith for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such PCAC Shares. Smith has received and examined Buyer's most recent Proxy Statement, Buyer's Annual Report on Form 10-KSB for the year ended September 30, 1997, Buyer's 1997 Annual Report to Stockholders and Buyer's Quarterly Report on Form 10-QSB for the quarters ended December 31, 1997, March 30, 1998 and June 30, 1998. Smith has had the opportunity to ask questions and receive answers from Buyer concerning Buyer, and has been furnished with all other information about Buyer which he has requested. Smith is an "accredited investor" as defined in Rule 501(a) of the Securities Act, as amended, has been fully apprised of all facts and circumstances necessary to permit him to make an informed decision about acquiring the PCAC Shares, has sufficient knowledge and experience in business and financial matters so that he is capable of evaluating the merits and risks of an investment in the PCAC Shares and has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement. Smith has been advised by Buyer and understands that (a) the PCAC Shares to be issued under the Agreement will not be registered under any securities laws, including without limitation, the securities laws of the United States or any other jurisdiction, (b) such PCAC Shares must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available, (c) Buyer is under no obligation to register the PCAC

          Shares except as required by Section 12.15 of the Agreement, (d) the PCAC Shares shall bear appropriate restrictive legends, (e) Buyer shall have the right to place a stop order against such shares, and
          (f) the PCAC Shares shall be "restricted securities" under Rule 144 of the Securities Act.

     8. Smith will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons for, and will pay to the Buyer Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with any breach by Smith of any representation or warranty made by Smith in this Certificate or in any of the Smith's Documents or any Breach by Smith of any covenant or obligation of Smith in this Certificate or any of Smith's Documents. The remedies provided in this Certificate will not be exclusive of or limit any of the remedies that may be available to Buyer.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, 1999.



                                   -------------------------------
                                   Jan Smith

                                 ______________, 1998





Mr. Terry McGovern
______________________
______________________


     Re:  Employment Agreement
          --------------------

Dear Terry:

     When executed by you ("Executive") and by a duly authorized representative of Pacific Coast Apparel Company, Inc., a California Corporation ("Company"), this Employment Agreement (the "Agreement") will set forth the terms and conditions of Executive's employment.

1.1  SERVICES

     1.1 EMPLOYMENT. Company employs Executive during the Term (as hereinafter defined) to serve as Vice President and Chairman of the Board of Directors ("Services"). Executive shall comply with all of the reasonable and customary employment policies of the Company. The Services shall be performed a minimum of four (4) days per week at the principal offices of Company in Los Angeles, California, and a maximum of one (1) day per week at Executive's office in Kentfield, California. In addition, the Services may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with the reasonable business needs of the Company. Executive agrees to perform such Services in a competent and professional manner, consistent with the skills to be possessed by a senior executive officer in Company's business.

     1.2 REPORTING REQUIREMENTS. Executive shall report to the President and Chief Executive Officer of Company.

     1.3  DUTIES.  Executive shall be employed as the Chairman of the Board of
Directors of Company.   Executive's duties and responsibilities shall be
determined by the President and Chief Executive Officer. As part of his duties hereunder, Executive shall be responsible for researching acquisitions, soliciting potential investors and arranging debt and/or equity financing for Company.

     1.4  TERM/EXCLUSIVITY

          1.4.1 The Term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year, unless sooner terminated in accordance with the provisions of this Agreement (the "Initial Term"). If, during the course of the Initial Term, there is a successful acquisition by Company, this Agreement shall be automatically renewed for an additional period of one (1) year. Thereafter, this Agreement shall automatically renew for additional successive one (1) year periods if, during the preceding contract year, Company has made a successful acquisition. As used herein, "Term" shall refer to the Initial Term, and any extensions thereof, if any.

          1.4.2  The Services shall be rendered on a full time basis.

          1.4.3 Notwithstanding anything to the contrary herein, Executive may own (without violating the terms hereof):

               A. securities of any corporation which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded as long as Executive is not part of any control group of such a corporation which is directly or indirectly in competition with Company; and

               B. any securities of a partnership, trust, corporation or other person so long as Executive remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and so long as such entity is not, directly or indirectly, in competition with Company.

     1.5 CONFIDENTIALITY. Executive acknowledges that his services will, throughout the Term, bring Executive into close contact with many confidential affairs of Company, including, without limitation, information about customers, employees, general business practices or strategies, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development ("Company Information"). In recognition of the foregoing, Executive covenants and agrees:

          1.5.1 that Executive will keep secret all Company Information and confidential matters of Company and will not disclose Company Information to anyone outside of Company, or use any such Confidential Information, either during or after the Term, except with Company's written consent and except for such disclosure or use as is necessary in the performance of Executive's duties during the Term or as may otherwise be required by law; and

          1.5.2 that Executive will deliver promptly to Company on termination of the Term or at any other time Company may so request, at Company's expense, all memoranda, notes, records, reports, other documents and physical representations(and all copies thereof) relating to Company Information, which Executive obtained while employed by, or otherwise serving or acting on behalf of, Company or which Executive may then possess or have under his control.

     1.6 INDEMNIFICATION. With respect to matters which occur during the Term, Executive shall be entitled to indemnification consistent with Company policy, as contained on the date hereof in the Bylaws of Company or to the fullest extent permitted by law, whichever is greater, notwithstanding any future changes therein, to the extent permitted by applicable law at the time of the assertion of any liability against Executive.

2.   COMPENSATION

     As compensation and consideration for all Services provided by Executive during the Term pursuant to this Agreement, Company agrees to pay to Executive the compensation set forth below.

     2.1 FIXED ANNUAL COMPENSATION. Executive shall receive a fixed annual compensation ("Fixed Annual Compensation") in the amount of One Hundred Ninety Two Thousand Dollars ($192,000.00) per annum. Executive's Fixed Annual Compensation shall be payable in equal installments on Company's regular pay dates commencing after the date hereof, subject to any withholding which Company may make for income tax or other purposes as may be required by law or as requested by Executive. The Fixed Annual Compensation will be reviewed by the President and Chief Executive Officer not less frequently then annually, and may be adjusted in the sole and absolute discretion of the President and Chief Executive Officer.


     2.2 INCENTIVE COMPENSATION. In addition to Fixed Annual Compensation, Executive may receive a discretionary incentive bonus ("Incentive Compensation") at the sole and absolute discretion of the President and Chief Executive Officer of Company. There is no guaranty of any Incentive Compensation.

     2.3 ADDITIONAL BENEFITS. In addition to and without limiting any other provision hereof, Executive shall be entitled to participate in any profit-sharing, pension, health, including dependent coverage, vacation, insurance or other plans, benefits or policies available from time to time to the senior executive employees of Company and not duplicative (or specifically excluded or waived herein) of those provided herein on the terms generally applicable to such employees. Executive will be entitled to reimbursement of his reasonable and customary and documented business expenses incurred on behalf of Company or company's Affiliates, including business class air travel, in accordance with the Company's reimbursement policies as in effect from time to time. Company shall provide Executive with an automobile and mobile telephone, mutually acceptable to Executive and Company, for business purposes. Company shall be responsible for all costs associated with such automobile, including but not limited to, the maintenance, repair and insurance thereof (collectively "Additional Benefits").

     2.4 VACATION. During each year of the Term, Executive shall be entitled to three (3) weeks of paid vacation in accordance with the Company's vacation policy as in effect from time to time.

3.   TERMINATION

     3.1  TERMINATION BY COMPANY.

          3.1.1 EXECUTIVE'S MATERIAL BREACH. Company shall have the right, at its election, to terminate Executive's employment by the Company for cause,
by written notice to Executive.   "Cause" is defined for this purpose to mean
(i) material and repeated instances of misconduct or habitual violation of Company's published policies or procedures; (ii) a single willful act so grievous as to constitute the equivalent of such repeated instances, including, without limitation, the commission of a felony, theft, misappropriation of Company's assets or sexual harassment; (iii) willful unauthorized disclosure of Company Information; (iv) a material breach of any material covenant, condition, agreement or term of this Agreement; (v) Executive's breach of any of his fiduciary duties of loyalty to Company; or (vi) willful and material failure to obey any specific lawful direction from the President and Chief Executive Officer ("Executive's Material Breach"); "Cause" and "Executive's Material Breach" shall be deemed to exist as a result of the circumstances described in any of the clauses (i), (iv) and (vi) above only if Company shall have given written notice to Executive specifying the claimed cause or breach, and, provided such cause or breach is curable, Executive fails to correct the claimed breach or fails to alter the objectionable pattern of conduct specified in the applicable written notice as soon as practical thereafter, to the satisfaction of the Board of Directors, but no later than thirty (30) days after receipt of the applicable written notice or such longer time as may be reasonably required by the nature of the claimed cause or breach, but in no event more than sixty
(60) days.

          3.1.2 EARLY TERMINATION. Company shall also have the right, at its election, to terminate Executive's employment prior to expiration of the Term without Cause, by thirty (30) days prior written notice to Executive.

          3.1.3 EFFECT OF TERMINATION BY COMPANY. Should the Term be terminated by Company pursuant to paragraphs 3.1.1 or 3.1.2, Company shall pay to Executive the remaining Fixed Annual Compensation for the balance of the applicable period (i.e., the Initial Term, the First Extension Period or the Second Extension Period) of the Term had Executive's employment not been terminated by Company, subject to any withholding which Company may make for income tax or other purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.1.3, Executive shall have no right to any further Fixed Annual Compensation from and after termination, or to any Incentive Compensation, or Additional Benefits accruing from the date of termination or thereafter.

     3.2  TERMINATION BY EXECUTIVE.

          3.2.1. COMPANY'S MATERIAL BREACH. Executive shall have the right, at his election, to terminate employment by written notice to Company to that effect if Company shall have failed to substantially perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided, and, if such breach is curable, termination for Company's Material Breach will not be effective until Executive shall have given written notice specifying the claimed breach and Company fails to correct the claimed breach within thirty
(30) days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach.

          3.2.2 EFFECT OF TERMINATION BY EXECUTIVE. Should the Term be terminated by Executive by reason of Company's Material Breach, Company shall immediately pay to Executive all of Executive's Fixed Annual Compensation subject to any withholding which Company may make for income tax or other purposes as required by law or requested by Executive. Except as set forth in this paragraph 3.2.4, Executive shall have no right to any further Fixed Annual

Compensation from and after termination, or to any Additional Benefits accruing from the date of termination or thereafter.

     3.3   EXECUTIVE'S DEATH OR DISABILITY.

          3.3.1 DEATH. The Term shall immediately terminate upon Executive's death.

          3.3.2 DISABILITY. As used herein, the term "Disability" shall mean Executive becoming materially unable to perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability continuing for any six (6) consecutive months ("Disability Period") as may be determined solely by a physician selected by Company and Executive whose decision shall be conclusive and binding upon both the Company and the Executive. The Term shall terminate at the end of the Disability Period.

          3.3.3  EFFECT OF DEATH OR DISABILITY.

                 A. FIXED ANNUAL COMPENSATION AND ADDITIONAL BENEFITS. Should the Term be terminated in accordance with the provisions of Paragraphs 3.3.1 or
3.3.2 by reason of Executive's death or Disability, Executive or his estate (as the case may be) shall be entitled to receive Fixed Annual Compensation that would have accrued prior to termination of Executive's employment as a result of his death or disability, and Executive or his estate (as the case may be) shall not accrue any Additional Benefits accruing to Executive after the date of termination.

                 B. Company shall not have the right to terminate the Term due to Disability prior to the expiration of the Disability Period.

4.   STOCK OPTIONS.   Executive shall be eligible to receive, at the discretion
of the Board of Directors of the Company, grants of stock options or awards or similar benefits as may be adopted by the Company from time to time ("Stock Options").

5. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants to the Company that Executive has the capacity to execute, deliver and perform this Agreement, and that the execution, delivery and performance of this Agreement will not result in a breach of any contract or agreement to which Executive is a party or is bound. Executive agrees to indemnify the Company for any and all claims, demands, damages, liabilities, losses, and causes of actions arising out of a breach by Executive of the foregoing representations and warranties.

6.   GENERAL

     6.1 APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual compensation or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

     6.2 WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other party relies on an instrument in writing, signed by the party to be charged, specifically reciting that the other party may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

     6.3 NOTICES. Any notice which Company is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive personally, or by sending it to Executive by certified mail, telex, telecopy or telegraph, at the address set forth on page 1 hereof, or such substitute address as Executive may from time to time designate by notice to Company. Any notice which Executive is required or may desire to serve upon Company hereunder shall be served in writing and may be served by delivering it personally or by sending it by mail, telex or telegraph to the address set forth on page 1 hereof, attention of the President, or such other substitute addresses as Company may from time to time designate by notice to Executive, with copies to Jeffrey Kapor, Esq., Katz, Hoyt, Seigel & Kapor, 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025-3342. Any notices or communications sent by telex or telecopy shall be also sent by mail.

     6.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

     6.5 MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, and prior written agreements with respect to the subject matter hereof.

     6.6 ARBITRATION. Notwithstanding anything to the contrary contained herein, any claim, dispute or controversy arising out of, or relating to any section of this Agreement (other than Section 1.6) or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement (other than Section 1.6), including, without limitation, the determination of "good cause", shall, by written notice of either Executive or Company, be settled on an expedited basis by binding arbitration in California before a single arbitrator mutually agreeable to the parties hereto, and if no agreement is reached, before three arbitrators selected in accordance with the Rules of the American Arbitration Association then in effect, which arbitration shall be conducted in accordance with such Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. The arbitrator's decision shall be non-reviewable except for gross errors of law. The arbitrator shall not have the power to amend this Agreement in any respect or to award punitive or exemplary damages. Any payments to be made as a result of such arbitration shall include interest.

     Please confirm your agreement to the foregoing by signing below where indicated.

                                      Very truly yours,
                                      Pacific Coast Apparel Company, Inc.,
                                      a California corporation


                                      By
                                         ------------------------------------

AGREED AND ACCEPTED
this ____ day of _____________, 1998:


--------------------------------------------
TERRY McGOVERN

                                 REGISTRATION RIGHTS


     1. CERTAIN DEFINITIONS. The following terms have the following respective meaning when used in this Schedule 1:

          1.1 "HOLDERS" means Ira Rosenberg, Alice Rosenberg, Jan Smith and any permitted transferee hereof in accordance with Section 8 hereof.

          1.2 "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

          1.3 "REGISTRABLE SECURITIES" means (a) those certain shares of the common stock of Pacific Coast Apparel Company, Inc., a California corporation ("PCAC"), issued to Holders in accordance with the terms of that certain Reorganization Agreement, dated as of November __, 1998 (the "Reorganization Agreement"), by and between Holders and PCAC; (b) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (a) or (c) any other securities issued with respect to the shares referenced in (a) above pursuant to any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, that the Shares shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale are, or in the opinion of counsel satisfactory to Company and Holders, each in their respective reasonable judgment, may be distributed to the public without restriction pursuant to Rule 144 (or any successor provisions that are in effect) under the Securities Act.

          1.4 "REGISTRATION EXPENSES" means all expenses incident to PCAC's performance of or compliance with Section 2, including, without limitation, all registration, qualification, listing and filing fees applicable to any sale of Registrable Securities (including without limitation fees relating to registration or qualification under the "blue sky" or securities laws of any jurisdiction designated by Holders), duplicating and printing expenses, messenger and delivery expenses and expenses associated with any communications with Holders required or permitted hereunder, including without limitation the cost of mailing such communications to Holders. "Registration Expenses" will also include the fees and disbursements of counsel and independent accountants of PCAC and of one, but not more than one, separate counsel for any selling Holders as a group, and any internal costs of PCAC not specifically referred to above.

     2.   REGISTRATION.

          2.1 DEMAND REGISTRATION. If at any time after __________, 2004 the Company receives a written request from the Holders representing at least
66 2/3% of the Registrable Securities, to effect a registration with respect to any or all of the Registrable Securities, the Company will do the following:

               (a) Within ten days of receipt of the request from the Holders initiating the request for registration, give written notice of the proposed registration to the Holders who did not initiate the request for registration.

               (b) As soon as practicable, but in no event more than 180 days, effect the requested registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) to permit or facilitate the sale and distribution of
     (i) all Registrable Securities specified in such request, (ii) all Registrable Securities of non-initiating holder(s) joining in such request that have been identified in a written request by the non-initiating holders (subject to limitation in accordance with Section 5 below) within 30 days after receipt of such written notice from the Company and (iii) securities proposed to be sold by the Company for its own account.

               (c)  The Holders shall be entitled to one registration under this
     Section 2.1. In the event that the Holders participating in such registration determine for any reason (other than at the request or recommendation of the Company or the managing underwriters) not to proceed with a registration of Registrable Securities requested pursuant to this
     Section 2.1 at any time before the registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and such Holders participating in such registration agree to reimburse the Company for the fees, costs and expenses incurred by it in connection therewith, then the Holders participating in such registration shall not be deemed to have exercised their right to require the Company to register Common Stock pursuant to this
     Section 2.1. If the Holders participating in such registration determine not to proceed with such a registration upon the request or recommendation of the Company or the managing underwriters, such Holders shall not be required to reimburse the Company for its fees, costs and expenses and the Holders shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to this Section 2.1. The Company shall not, without the prior written consent of the Holders holding more than 50% of the Registrable Securities then held by all Holders, effect any registration of its securities (other than on Form S-4 or Form S-8) from the date the Company receives a request pursuant to this
     Section 2 until the earlier of (i) 90 days after the date on which all securities covered by such request have been sold or (ii) 180 days after the effective date of the registration statement covering such securities.

          2.2 PIGGY BACK REGISTRATION. If PCAC proposes to file a registration statement under the Securities Act with respect to an offering by PCAC for
(a) its own account of any class of its securities (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available to register capital stock to sell to the public), or (b) or on the account of security holders exercising demand registration rights, PCAC shall give written notice of such proposed filing to Holders at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions under which registration under the securities or blue sky laws is intended) and offer Holders the opportunity to register such number of Registrable Securities as Holders may request, and shall use its best efforts (within ten days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit Holders to participate in the registration and to include such Registrable Securities in such offering on the same terms and conditions as the securities of PCAC included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to Holders that the total amount or kind of securities which Holders, PCAC and any other persons or entities are intending to register in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, the amount or kind of securities to be offered for the account of Holders and such other persons or entities (but not PCAC) shall be reduced pro rata first among the participating shareholders other than the Holders, and second among the Holders, to the extent necessary to reduce the Total Securities to the number recommended by the Company Underwriter. Holders shall sell Registrable Securities in such registered offering solely in compliance with the terms and conditions agreed to between the Company and the Company Underwriter. Holders agree that it shall enter into any holdback or lock up agreements required by the Company Underwriter, not to exceed 180 days following the filing of the applicable registration of statement, with respect to the sale by such Holders of Shares and Option Shares to the extent that the directors, executive officers and 10% or greater shareholders of PCAC are similarly required to enter into such lock up or holdback agreement. There shall be no limitation on the number of registrations which may be obtained with respect to piggyback registration pursuant to this
Section 2.2.

     3.   REGISTRATION PROCEDURES.

               (a) PCAC will use all reasonable efforts to effect the registration and qualification of the Registrable Securities as provided in
     Section 2 and in connection therewith, PCAC shall:

                    (i) prepare and file and use all reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as PCAC has effected its distribution of securities thereunder;

                  (iii) furnish to Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirement of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holders or any such underwriter may reasonably request;

                  (iv) use all reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such "blue sky" or other securities law of such jurisdictions as Holders or any underwriter of such Registrable Securities will reasonably request, and to any and all other acts and things which may be necessary to enable Holders or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that PCAC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (v) if the Company's Common Stock is then listed on a securities exchange or quoted on an automated quotation system, use all reasonable efforts to include the Registrable Securities in such listing or quotation;

                   (vi) promptly notify Holders at any time when a prospectus relating to a registration pursuant to Section 2 is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holders prepare and furnish to Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing; and

                 (vii) furnish to Holders a signed counterpart, addressed to the selling Holder, of "comfort" letters signed by PCAC's independent public accountants who have examined and reported on PCAC's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

          PCAC may require Holders to furnish to PCAC such information regarding Holders and the distribution of such securities as PCAC may from time to time reasonably request in writing and as will be required by law or by the SEC in connection with any registration.

               (b) Holders will, upon receipt of any notice from PCAC of the occurrence of any event of the kind described in Section 3(a)(v) hereof, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) hereto. The period of time during which PCAC will be obligated to maintain the effectiveness of a registration statement under Section 3(a)(ii) above shall be extended by the number of days of any such discontinuance.

     4.   INDEMNIFICATION AND CONTRIBUTION.

               (a) In the event of any registration of any Registrable Securities hereunder, PCAC will enter into customary indemnification arrangements to indemnify and hold harmless Holders or any person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who "controls" Holders or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions, proceedings or settlements in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other document incident to such registration, qualification and compliance, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and amounts paid in settlement approved by PCAC, provided, however, that PCAC will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arising out of or is based upon any untrue statement or alleged untrue statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PCAC by Holders or such underwriter for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Holders or any such underwriter and will survive the transfer of such securities by Holders. PCAC also will agree to provide for contribution as will be reasonably requested by Holders or any underwriters in circumstances where such indemnity is held unenforceable.

               (b) Holders, by virtue of exercising their registration rights hereunder, will enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4) PCAC, each director and each officer of PCAC who will sign such registration statement, against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement, in reliance upon and in conformity with written information specifically furnished to PCAC by Holders for use in the preparation thereof; provided, however, that
     (i) the obligations of Holders will be limited to the amount of net proceeds (after Registration Expenses) to each such Holder and (ii) Holder shall not be liable for amounts paid in settlement of such loss if settlement is effected without consent of Holder. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of PCAC and will survive the transfer of such securities by Holders. Holder also will agree to provide for contribution as will be reasonably requested by PCAC in circumstances where such indemnity is unenforceable.

               (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice as provided herein shall, to the extent such failure was prejudicial to the Indemnifying Party's ability to defend such action, relieve the Indemnifying Party of its obligations under this Section 4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the Indemnification provided for in this Section 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein or is insufficient to hold it harmless as contemplated in this Section 4, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other, or (ii) if the allocation provided by
     (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in
     (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 4(d) hereof. Notwithstanding the provisions of this
     Section 4(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds (after Registration Expenses) received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the PCAC shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into an agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof on a priority basis to those to be included by participating Holders.

     6. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

               (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times from and after 90 days following the effective date of the first registration un der the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (c) So long as the Holders own any Registrable Securities, furnish to the Holders forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and
     (iii) such other reports and documents so filed as the Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     7. SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Exhibit. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Exhibit, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Notwithstanding the foregoing, no Holder shall have the right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit.

     8. TRANSFEREES. The rights contained herein shall inure to the benefit of any transferee of a Holder receiving a number of shares of such Holder's Registrable Securities equal to or greater than ten percent of the Company's then outstanding shares of common stock.